                                                                       EXHIBIT 4

================================================================================

                               CREDIT AGREEMENT

                                 By and Among

                              LSI INDUSTRIES INC.
                               as the Borrower,

                            THE BANKS PARTY HERETO
                           as the Lenders hereunder,


                        PNC BANK, NATIONAL ASSOCIATION
             as the Administrative Agent and the Syndication Agent


                          Dated as of March 30, 2001

================================================================================

                                   SCHEDULES
                                   ---------


  Schedule Designation                           Schedule
          and                                    --------
   Principal Section
             -------
       Reference
       ---------
          3.2           Subsidiaries; Ownership Interests in Other Persons


          3.6           Material Changes


          3.7           Litigation and Other Matters


          3.21          Intellectual Property


          5.1           Existing Indebtedness Permitted to Remain Outstanding

                               CREDIT AGREEMENT
                               ----------------

     This CREDIT AGREEMENT, dated as of March 30, 2001 (as more fully defined below, the "Agreement"), is entered into by and among LSI INDUSTRIES INC., an Ohio corporation (the "Borrower"), the financial institutions listed on the signature pages hereto, and each other financial institution which, from time to time becomes a party hereto in accordance with Subsection 9.6a (individually a "Lender" and collectively the "Lenders"), and PNC BANK, NATIONAL ASSOCIATION as the administrative agent and the syndication agent (in such capacity the "Administrative Agent" or "Agent").

                                  WITNESSETH:

     WHEREAS, the Borrower desires to obtain a Commitment (as defined below) from each of the Lenders pursuant to which Loans will be made to the Borrower from time to time prior to the Revolving Credit Termination Date (as defined below); and

     WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth, to extend such Commitment and make such Loans to the Borrower.

     NOW, THEREFORE, in consideration of the premises (each of which is incorporated herein by reference) and the mutual promises contained herein and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, and with the intent to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1.   DEFINITIONS

     .1   Defined Terms. As used in this Agreement, including the preamble and
          -------------
          recitals hereto, the following terms shall have the meanings set forth below or in the Section or Subsection of this Agreement referred to, unless the context otherwise requires:

          ARTICLE 2.  Administrative Agent or Agent. PNC Bank, National
                      -----------------------------
     Association, in its capacity as the administrative agent and the syndication agent.


          ARTICLE 3.  Administrative Agent's Fee. The fee payable to the
                      --------------------------
     Administrative Agent pursuant to the side letter agreement between Borrower and Administrative Agent dated March 28, 2001.

          ARTICLE 4.  Affiliate: As to any Person, any other Person directly or
                      ---------
     indirectly through one or more intermediaries Controlling, Controlled by, or under direct or indirect common Control with such Person. A Person shall be deemed to Control another Person if the Controlling Person owns twenty percent (20%) or more of any class of voting securities, partnership interests or other equity interests of the Controlled Person or possesses, indirectly or directly, the power to direct or cause the direction of the management or policies of the Controlled Person, whether through the ownership of voting securities, by contract or otherwise.

          ARTICLE 5.  Agreement: This Credit Agreement, together with all
                      ---------
     exhibits and schedules hereto and all extensions, renewals, amendments, substitutions and replacements hereto and hereof.

          ARTICLE 6.  Applicable Unused Fee: A fee per annum with respect to the
                      ---------------------
     Three Year Facility (i) from the Closing Date until June 30, 2001 at a rate of 15 basis points and (ii) thereafter at the number of basis points based upon the Borrower's Leverage Ratio as at the end of the most recently completed Fiscal Quarter, all as set forth below.

     -------------------------------------------------------------------------------
                         Leverage Ratio                              Applicable
                                                                     Unused Fee
     -------------------------------------------------------------------------------
     Borrower's Leverage Ratio is less than 1.00:1.00             15 basis points
     -------------------------------------------------------------------------------
     Borrower's Leverage Ratio is equal to or greater than        20 basis points
     1.00:1.0 but less than 1.50:1.00
     -------------------------------------------------------------------------------
     Borrower's Leverage Ratio is equal to or greater than        25 basis points
     1.50:1.0
     -------------------------------------------------------------------------------

          ARTICLE 1.  Applicable Euro-Rate Margin: (i) From the Closing Date
                      ---------------------------
     until June 30, 2001 50 basis points and (ii) thereafter the number of basis points based upon the Borrower's Leverage Ratio as at the end of the most recently completed Fiscal Quarter, all as set forth below.

     -------------------------------------------------------------------------------
                          Leverage Ratio                             Applicable
                                                                  Euro-Rate Margin
     -------------------------------------------------------------------------------
     Borrower's Leverage Ratio is less than 1.00:1.00             50 basis points
     -------------------------------------------------------------------------------
     Borrower's Leverage Ratio is equal to or greater than        62.5 basis points
     1.00:1.0 but less than 1.50:1.00
     -------------------------------------------------------------------------------
     Borrower's Leverage Ratio is equal to or greater than        75 basis points
     1.50:1.0
     -------------------------------------------------------------------------------

          ARTICLE 1.  Applicable Federal Funds Rate Margin: (i) From the Closing
                      ------------------------------------
     Date until June 30, 2001 150 basis points and (ii) thereafter the number of basis points based upon the Borrower's Leverage Ratio as at the end of the most recently completed Fiscal Quarter, all as set forth below.

    -------------------------------------------------------------------------------
                       Leverage Ratio                             Applicable
                                                                 Federal Funds
                                                                  Rate Margin
    -------------------------------------------------------------------------------
    Borrower's Leverage Ratio is less than 1.00:1.00            150 basis points
    -------------------------------------------------------------------------------
    Borrower's Leverage Ratio is equal to or greater than       175 basis points
    1.00:1.0 but less than 1.50:1.00
    -------------------------------------------------------------------------------
    Borrower's Leverage Ratio is equal to or greater than       200 basis points
    1.50:1.0
    -------------------------------------------------------------------------------

          ARTICLE 1.  Application for Letter of Credit: Any application and
                      --------------------------------
     agreement for irrevocable letter of credit executed on behalf of the Borrower in connection with the issuance by the Issuing Bank of a Letter of Credit hereunder.

          ARTICLE 2.  Assignment and Assumption Agreement: An Assignment and
                      -----------------------------------
     Assumption Agreement in the form delivered in connection with the Closing.

          ARTICLE 3.  Authorized Officer: Any of the (i) President and Chief
                      ------------------
     Executive Officer, (ii) Vice President, Chief Financial Officer and Treasurer and (iii) Vice President-Manufacturing of the Borrower. The Agent and the Lenders shall be entitled to rely on the incumbency certificate delivered pursuant hereto for the initial designation of each Authorized Officer. Additions or deletions to the list of Authorized Officers may be made by the Borrower at any time by delivering to the Administrative Agent a revised, fully executed incumbency certificate.

          ARTICLE 4.  Base Rate: For any day, the Prime Rate.
                      ---------

          ARTICLE 5.  Base Rate Loan: A Loan under the Commitment bearing
                      --------------
     interest at the Base Rate Option.

          ARTICLE 6.  Base Rate Option: The ability of the Borrower to elect
                      ----------------
     Base Rate Loans, as set forth in Section 2.2.

          ARTICLE 7.  Benefit Arrangement: An "employee benefit plan", within
                      -------------------
     the meaning of Section 3(3) of ERISA, which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by the Borrower or any ERISA Affiliate for the benefit of employees of the Borrower or any ERISA Affiliate.

          ARTICLE 8.  Borrower: LSI INDUSTRIES INC., an Ohio corporation, and
                      --------
     its successors and permitted assigns.

          ARTICLE 9.  Borrowing Date: With respect to any Loan, the date for the
                      --------------
     making thereof, which shall be a Business Day.

          ARTICLE 10. Borrowing Tranche: Each portion of the Loans bearing
                      -----------------
     interest at a discrete Euro-Rate Option and that portion of the Loans bearing interest at the Base Rate Option.

          ARTICLE 11. Business Day: With respect to any borrowing or payment of
                      ------------
     Euro- Rate Loans or a selection of the Euro-Rate Option, a day other than a Saturday or a Sunday on which banks are open for business in Cincinnati, Ohio and on which dealings in Dollars are carried on in the London interbank market; and for all other purposes, a day other than a Saturday or a Sunday on which commercial banks in Cincinnati, Ohio are open for business.

          ARTICLE 12. Capital Adequacy Event: This term shall have the meaning
                      ----------------------
     given it in Section 2.8.

          ARTICLE 13. Capital Compensation Amount: This term shall have the
                      ---------------------------
     meaning given it in Section 2.8.

          ARTICLE 14.  Capitalized Lease: Any lease of property by the Borrower
                       -----------------
     or a Subsidiary of the Borrower, as lessee, which would be capitalized in accordance with GAAP.

          ARTICLE 15. Capitalized Lease Obligations: The amount of the
                      -----------------------------
     obligations of the Borrower and its Subsidiaries under Capitalized Leases which would be shown as a liability of the Borrower or such Subsidiary in accordance with GAAP.

          ARTICLE 16. Change of Control: Within a period of twelve (12)
                      -----------------
     consecutive calendar months (i) individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower, or (ii) a Person or group of Persons acting in concert and who is not (a) an Affiliate of shareholders of the Borrower on the first day of such period or (b) a Person who is eligible to report their ownership of capital stock of the Borrower on Form 13G filed with the Securities and Exchange Commission shall acquire twenty percent (20%) or more of the issued and outstanding capital stock of the Borrower.

          ARTICLE 17. Closing. The execution and delivery of this Agreement and
                      -------
     related documents.

          ARTICLE 18. Closing Date: March 30, or such later date as is mutually
                      ------------
     agreeable to the parties hereto.

          ARTICLE 19. Commitment: As to each Lender, the obligation of such
                      ----------
     Lender to make Loans available to the Borrower pursuant to Section 2.1 in an aggregate principal amount not to exceed the amount set forth opposite such Lender's name on the signature pages hereto (as the same may be reduced at any time or from time to time pursuant to

     Subsection 2.1f and Subsection 2.3a) and, as to all Lenders, the obligation of the Lenders to make Loans available to the Borrower in a maximum aggregate amount not to exceed the Revolving Credit Commitment, the Three Year Commitment and the 364 Day Commitment, respectively, as set forth and defined in Section 2.1.

          ARTICLE 20. Commitment Percentage: The proportion that a Lender's
                      ---------------------
     Commitment bears to the Commitments of all of the Lenders, collectively.

          ARTICLE 21. Compliance Certificate: A certificate substantially in the
                      ----------------------
     form of delivered at the Closing which has been executed by an Authorized
             ------------
     Officer and delivered to the Administrative Agent.

          ARTICLE 22. Consolidated: The consolidation in accordance with GAAP of
                      ------------
     the items as to which such term applies.

          ARTICLE 23. Consolidated EBITDA: For the relevant period, the sum of
                      -------------------
     the Borrower's (i) Consolidated net income, (ii) Consolidated income tax expense, (iii) Consolidated interest expense, (iv) Consolidated depreciation and amortization expenses and (v) other Consolidated non-cash expenses for the Borrower, all determined in accordance with GAAP; provided
                                                                        --------
     that there shall be excluded from Consolidated net income any extraordinary items of gain or loss (including, without limitation, those items created by mandated changes in GAAP).

          ARTICLE 24. Consolidated Indebtedness. All of Borrower's Indebtedness
                      -------------------------
     determined on a Consolidated basis.

          ARTICLE 25. Consolidated Tangible Net Worth: For the relevant period,
                      -------------------------------
     on a Consolidated basis: (i) the sum of the amounts appearing on the balance sheet of such entity as (a) the stated value of all outstanding stock and (b) capital, paid-in and earned surplus; less (ii) the sum of (a) the deficit in any surplus or capital account, including treasury stock,
     (b) the amount of any write-up subsequent to 1999 in the book value of any asset owned on such date resulting from the revaluation thereof subsequent to such date or any write up of any asset in excess of the costs of the assets acquired, (c) any amounts by which patents, trademarks, trade names, organizational expenses and other intangible items of similar nature and good will appear on the asset side of such balance sheet, (d) any amounts at which shares of the capital stock of Borrower appear on the asset side of such balance sheet, all as of the last day of the month previous to such particular time, and (e) any amounts for advances to shareholders, directors, officers, employees or Affiliates of Borrower which appear on the asset side of the balance sheet, except those made in the ordinary course of business.

          ARTICLE 26. Contamination: The uncontained presence of Hazardous
                      -------------
     Substances at any real property of the Borrower or any Subsidiary, whether owned or leased, which may require clean-up or remediation under any Environmental Law.

          ARTICLE 27. Control and its Derivatives: The possession, directly or
                      ---------------------------
     indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, partnership interests or other equity interests, by contract or otherwise, including the power to elect a majority of the directors of a corporation or trustees of a trust, as the case may be.

          ARTICLE 28. Default: Any condition, event, omission or act which with
                      -------
     the giving of notice, the passage of time or both would constitute an Event of Default.

          ARTICLE 29. Disbursement: Each advance of funds hereunder as a Loan or
                      ------------
     outstanding Letter of Credit.

          ARTICLE 30. Dollars or $: The legal tender of the United States of
                      ------------
     America.

          ARTICLE 31. Environmental Claim: Any claim, suit, notice, order,
                      -------------------
     demand or other communication made by any Person with respect to the Borrower or any Subsidiary or any of their respective properties, whether owned or leased, that: (i) asserts a violation of an Environmental Law;
     (ii) asserts a liability under an Environmental Law; (iii) orders investigation, corrective action, remediation or other response under an Environmental Law; (iv) demands information under an Environmental Law; (v) alleges personal injury or property damage resulting from Hazardous Substances; or (vi) alleges that there is or may be Contamination.

          ARTICLE 32. Environmental Law: Any Governmental Rule, permit, license,
                      -----------------
     writ, injunction, decree, award or standard concerning health, safety and protection of, or regulation of the discharge of substances into, the environment, whether now in existence or hereafter enacted, agreed to, issued or otherwise becoming effective.

          ARTICLE 33. Equity Offering: The public or private issuance of capital
                      ---------------
     stock of the Borrower other than that: (i) pursuant to an employee or director stock option plan, employee stock purchase plan, 401(k) plan, or other Benefit Arrangement, or (ii) issued solely for acquiring a Person as permitted hereunder.

          ARTICLE 34. ERISA: The Employee Retirement Income Security Act of 1974
                      -----
     as it may from time to time be amended, supplemented or otherwise modified, or any successor statute, and the rules and regulations promulgated thereunder.

          ARTICLE 35. ERISA Affiliate: At any time any member of a controlled
                      ---------------
     group of corporations under Section 414(b) of the Internal Revenue Code of which the Borrower is a member, and any trade or business (whether or not incorporated) under common control with the Borrower under Section 414(c) of the Internal Revenue Code, and all other entities which, together with the Borrower, are or were treated as a single employer under Sections 414(m) or 414(o) of the Internal Revenue Code.

          ARTICLE 36. Euro-Rate: With respect to Borrowing Tranches to which the
                      ---------
     Euro- Rate Option applies for any Euro-Rate Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upward to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Administrative Agent in accordance with its usual procedures (which determination shall be conclusive, absent manifest error) to be equal to the average of the London interbank offered rates for U.S. Dollars quoted by the British Bankers' Association set forth on Dow Jones Market Service (formerly known as Telerate) display page 3750 (or an appropriate successor, or, if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Administrative Agent), two (2) Business Days prior to the first day of such Euro-Rate Interest Period for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Euro-Rate Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

                Average of London interbank offered rates on Dow
      Euro-Rate = Jones Markets Service display page 3750 as quoted by BBA
                  --------------------------------------------------------
                      1.00 - Euro-Rate Reserve Percentage

          ARTICLE 37. Euro-Rate Interest Period: Any individual period of one,
                      -------------------------
     two, three or six, months, commencing on the date a Euro-Rate Option is exercised with respect to a Euro-Rate Loan; provided, however, that (i) any
                                                 --------  -------
     Euro-Rate Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next Business Day unless such Business Day falls in the succeeding calendar month, in which case such Euro-Rate Interest Period shall end on the next preceding Business Day,
     (ii) any Euro-Rate Interest Period which begins on the last day of a calendar month or on a day for which there is no numerically corresponding day in the subsequent calendar month during which such Euro-Rate Interest Period is to end shall end on the last Business Day of such subsequent month, and (iii) no Euro-Rate Interest Period may end after the Revolving Credit Termination Date.

          ARTICLE 38. Euro-Rate Loan: A Loan bearing interest under the
                      --------------
     Euro-Rate Option, as set forth in Subsection 2.2.

          ARTICLE 39. Euro-Rate Option: The ability of the Borrower to elect
                      ----------------
     Euro-Rate Loans, as set forth in Subsection 2.2.

          ARTICLE 40. Euro-Rate Reserve Percentage: For each Euro-Rate Interest
                      ----------------------------
     Period, that percentage (expressed as a decimal), as determined by the Administrative Agent as to the Euro-Rate Loan as to which the rate is then being set, which is in effect on the first day of such Euro-Rate Interest Period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the maximum reserve requirements (including without limitation supplemental, marginal or emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such system.

          ARTICLE 41. Euro-Rate Tranche: Each portion of the Loans bearing
                      -----------------
     interest at a discrete Euro-Rate Option.

          ARTICLE 42. Event of Default: Any of the events specified in Section
                      ----------------
     7.1.

          ARTICLE 43. Existing Letter of Credit: Those outstanding Letters of
                      -------------------------
     Credit set forth on Schedule 5.1.
                         ------------

          ARTICLE 44. Federal Funds Rate: For any day, the interest rate per
                      ------------------
     annum (rounded upward, if necessary, to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor thereto) as being the weighted average of rates on overnight federal funds transactions arranged by Federal funds brokers with members of the Federal Reserve System as published on the succeeding Business Day; provided, however, that
                                                         --------  -------
     if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate for such transactions on the immediately preceding Business Day or (ii) if such rate shall not be published by such Federal Reserve Bank, such rate as determined by the Administrative Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error).

          ARTICLE 45. Federal Funds Rate Loan: A Loan bearing interest under the
                      -----------------------
     Federal Funds Rate Option, as set forth in Subsection 2.2.

          ARTICLE 46. Federal Funds Rate Option: The ability of the Borrower to
                      -------------------------
     elect Federal Funds Rate Loans, as set forth in Subsection 2.2.

          ARTICLE 47. Federal Funds Rate Tranche: Each portion of the Loans
                      -------------------------
     bearing interest at the Federal Funds Rate.

          ARTICLE 48. Fee: Any fee payable by the Borrower to the Agent, the
                      ---
     Lenders hereunder, or under any of the other Loan Documents, including but not limited to the Administrative Agent's Fee.

          ARTICLE 49. Fiscal Quarter: Each three-month fiscal period of the
                      --------------
     Borrower beginning respectively on each successive July 1, October 1, January 1 and April 1 during the term hereof and ending on the immediately succeeding September 30, December 31, March 31 and June 30.

          ARTICLE 50. Fiscal Year: Each annual fiscal period of the Borrower
                      -----------
     beginning July 1 and ending on the immediately succeeding June 30.

          ARTICLE 51. GAAP: Generally accepted accounting principles which are
                      ----
     consistent with the principles promulgated or adopted by the Financial Accounting Standards Board, its predecessors and its successors, including any official interpretations thereof.

          ARTICLE 52. Governmental Approval: Any order, consent, authorization,
                      ---------------------
     license, validation, approval and permit, issued to or required to be obtained by the

     Borrower or any of its Subsidiaries in connection with the ownership, construction, erection, installation, operation and maintenance of their respective properties, and the conduct of their respective present businesses.

          ARTICLE 53. Governmental Authority: The government of the United
                      ----------------------
     States or the government of any state or locality therein, any political subdivision or any governmental, quasi-governmental, judicial, public or statutory instrumentality, court, arbitrator, authority, body or entity or other regulatory bureau, authority, body or entity of the United States or any state or locality therein, including but not limited to the Federal Deposit Insurance Corporation, the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, any central bank or any comparable authority, and any successor to any of the foregoing.

          ARTICLE 54. Governmental Rule: Any law, statute, rule, regulation,
                      -----------------
     treaty, ordinance, order, writ, injunction, decree, judgment, guideline, directive or decision of any Governmental Authority, including without limitation Environmental Laws, all whether in existence on the Closing Date or whether issued, enacted or adopted after the Closing Date, and any change therein or in the interpretation or application thereof following the Closing Date.

          ARTICLE 55. Guarantor: Each Subsidiary of the Borrower in existence on
                      ---------
     the Closing Date (other than GIBT Ltd. and LSI Industries Foreign Sales Corporation) and each Person which becomes a Subsidiary of the Borrower on and after the Closing Date.

          ARTICLE 56. Guaranty: As to any Person, any obligation, direct or
                      --------
     indirect, by which such Person undertakes to guaranty, assume or remain liable for the payment of a second Person's obligations, including but not limited to (i) endorsements of negotiable instruments, (ii) discounts with recourse, (iii) agreements to pay or perform upon a second Person's failure to pay or perform, (iv) agreements to remain liable on obligations assumed by a second Person, (v) agreements to maintain the capital, working capital, solvency or general financial condition of a second Person and
     (vi) agreements for the purchase or other acquisition of products, materials, supplies or services, if in any case payment therefor is to be made regardless of the nondelivery of such products, materials or supplies or the nonfurnishing of such services.

          ARTICLE 57. Guaranty Agreement: A Guaranty Agreement substantially in
                      ------------------
     the form delivered in connection with the Closing hereto, together with all extensions, renewals, amendments, supplements, substitutions and replacements thereof and thereto.

          ARTICLE 58. Hazardous Substance: Any (i) substance which is defined as
                      -------------------
     such or regulated in any manner by any Environmental Law and (ii) petroleum products.

          ARTICLE 59. Indebtedness: Individually and collectively, (i)
                      ------------
     obligations and indebtedness for borrowed money, including but not limited to the Obligations; (ii) obligations evidenced by bonds, debentures, notes, including but not limited to all notes issued hereunder, or similar instruments; (iii) obligations under conditional sale or other title retention agreements relating to property purchased; (iv) obligations issued or assumed as the deferred purchase price of property or services; (v) Capitalized Lease Obligations; (vi) obligations with respect to letters of credit, whether matured or contingent; (vii) obligations with respect to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate insurance or any other agreement or arrangement designed to provide protection against fluctuations in interest rates; (viii) obligations of others secured by any Lien on property or assets owned or acquired by the affected Person, whether or not the obligations secured thereby have been assumed; (ix) Guarantees; and (x) all extensions, renewals, amendments, substitutions and replacements to and of any of the foregoing; provided, however, that Indebtedness shall not include accounts
                --------  -------
     payable incurred in the ordinary course of business or accruals, made in accordance with GAAP, for liabilities for expenses incurred in the ordinary course of business, if those accounts payable or accrued liabilities do not constitute or represent obligations to repay borrowed money.

          ARTICLE 60. Interest Rate Option: The Base Rate Option, the Federal
                      --------------------
     Funds Rate Option or the Euro-Rate Option.

          ARTICLE 61. Internal Revenue Code: The Internal Revenue Code of 1986
                      ---------------------
     or any successor legislation thereto, and the rules and regulations issued or promulgated thereunder, including any amendments to any of the foregoing.

          ARTICLE 62. Issuing Bank: PNC Bank, in its capacity as the issuer of
                      ------------
     Letters of Credit hereunder.

          ARTICLE 63. Lender: As more fully defined in the preamble to this
                      ------
     Agreement.

          ARTICLE 64. Letter of Credit: Any irrevocable stand-by or commercial
                      ----------------
     letter of credit, including, without limitation, the Existing Letters of Credit, issued by the Issuing Bank hereunder, as each such letter of credit may, from time to time, be amended, renewed, extended, supplemented or replaced.

          ARTICLE 65. Letter of Credit Commitment: The Commitment of the Issuing
                      ---------------------------
     Bank to issue Letters of Credit, all as set forth in Article 2 hereof, up to a maximum amount of $5,000,000.

          ARTICLE 66. Letter of Credit Fee: The fee due the Lenders set forth in
                      --------------------
     Section (i) of Subsection 2.3c.

          ARTICLE 67. Leverage Ratio: As of any date of determination the ratio
                      --------------
     of (i) the Borrower's Consolidated Indebtedness to (ii) the Borrower's Consolidated EBITDA for the immediately preceding four Fiscal Quarters treated as a single accounting period.

          ARTICLE 68. Lien: Any security interest, mortgage, charge, pledge,
                      ----
     hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any capitalized lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code), in, upon or against any asset of the affected Person, whether or not voluntarily given.

          ARTICLE 69. Loan: As to any Lender as of any date the aggregate amount
                      ----
     of all Disbursements made by such Lender under such Lender's Commitment.

          ARTICLE 70. Loan Account: Any loan account referred to in Section 2.5.
                      ------------

          ARTICLE 71. Loan Document: Any of this Agreement, the Revolving Credit
                      -------------
     Notes, the Guaranty Agreements and all other agreements, documents and instruments executed and delivered from time to time to govern, evidence or secure the Obligations or any of the foregoing documents and instruments, and the statements, reports, certificates and other documents required by, or related to, any of the foregoing, together with all extensions, renewals, amendments, substitutions and replacements to and of any of the foregoing.

          ARTICLE 72. Loan Party: The Borrower and each Guarantor.
                      ----------

          ARTICLE 73. Material Adverse Change: Any set of circumstances or
                      -----------------------
     events which (i) has any material adverse effect upon the validity or enforceability of this Agreement or any of the other Loan Documents; (ii) is material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Borrower or any of its Subsidiaries taken as a whole; (iii) impairs materially the ability of any Loan Party to duly and punctually pay or perform its Obligations; or (iv) impairs materially the ability of the Agent or the Lenders, to the extent permitted, to enforce legal remedies pursuant to this Agreement and the other Loan Documents.

          ARTICLE 74. Material Adverse Effect: An effect that results in or
                      -----------------------
     causes a Material Adverse Change.

          ARTICLE 75. Multiemployer Plan: A "multiemployer plan" as defined in
                      ------------------
     Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          ARTICLE 76. Net Proceeds: The net proceeds of any Equity Offering
                      ------------
     after having deducted from the gross proceeds of such Equity Offering all costs and fees associated therewith.

          ARTICLE 77. Obligations: Collectively, (i) all unpaid principal of,
                      -----------
     and accrued and unpaid interest on, the Loans, (ii) all accrued and unpaid Fees, (iii) any other amounts due hereunder or under any of the other Loan Documents, including any and all reimbursements, indemnities, Fees, costs, expenses, prepayment premiums, break-funding costs and other obligations the Borrower to the Agent or the Lenders or any indemnified party hereunder and thereunder, and
     (iv) all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with this Agreement and the other Loan Documents, including but not limited to the reasonable fees and expenses of the Administrative Agent's counsel, which the Borrower is responsible to pay pursuant to the terms of this Agreement and the other Loan Documents.

          ARTICLE 78. Participant: Any bank or financial institution which
                      -----------
     acquires from a Lender an undivided interest in such Lender's Commitment and Loans, pursuant to Subsection 9.6c.

          ARTICLE 79. PBGC: The Pension Benefit Guaranty Corporation established
                      ----
     pursuant to ERISA, or any entity succeeding to any or all of its functions under ERISA.

          Permitted Lien: Any of the following:
          --------------

               (i) liens securing the payment of taxes, either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which Borrower has set aside on its books adequate reserves to the extent required by generally accepted accounting principles;

               (ii) deposits under workers' compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

               (iii) liens imposed by law, such as carrier's, warehousemen's or mechanics' liens, incurred by Borrower in good faith in the ordinary course of business, and liens arising out of a judgment or award against Borrower with respect to which Borrower will currently be prosecuting an appeal, a stay of execution pending such appeal having been secured;

               (iv)   liens in favor of Lender;

               (v) reservations, exceptions, encroachments and other similar title exceptions or encumbrances affecting real properties, provided such do not materially detract from the use or value thereof as used by the owner thereof;

               (vi) attachment, judgment, and similar liens provided that execution is effectively stayed pending a good faith contest;

               (vii) liens created by purchase money security interests or related to the leasing of equipment limited to the capital assets financed not to exceed $2,000,000;

               (viii) liens on equipment, machinery, and/or real property that:
               (a) are related to the assumption of liabilities by Borrower in connection with merger and acquisition activities not to exceed $15,000,000 in the aggregate; (b) are limited to the equipment, machinery, and/or real property acquired; and (c) are not created at the time of or in contemplation of such merger or acquisition;

               (ix) the following liens: (a) lien on real estate located in Independence, Kentucky that secures a stand-by letter of credit with the Fifth Third Bank for an Industrial Revenue Bond in the original principal amount of $1,250,000; (b) lien on specific equipment that secures a note to the State of Ohio in the original principal amount of $350,000 and a note to The Fifth Third Bank in the original principal amount of approximately $570,000 (iii) lien on specific equipment that secures a note to KeyCorp Leasing, a division of Key Corporate Capital, Inc., in the principal amount of approximately $470,000, (iv) lien on specific equipment that secures a note to KeyCorp Leasing, a division of Key Corporate Capital, Inc., in the principal amount of approximately $47,000 and (v) lien on specific equipment that secures a note to G.M.A.C. in the principal amount of approximately $10,000.

               (x) liens that are satisfied or intended to be satisfied at the time of the closing or no longer than thirty (30) days thereafter on a merger or acquisition by Borrower permitted hereunder.

          ARTICLE 80. Person: Any individual, partnership, corporation, trust,
                      ------
     joint venture, unincorporated organization, association, limited liability company, entity or Governmental Authority.

          ARTICLE 81. Plan: As to any Person, any employee pension benefit plan
                      ----
     other than a Multiemployer Plan which is covered by Title IV of ERISA and which either (i) is maintained by such Person and/or any ERISA Affiliate of such Person for employees of such Person and/or any ERISA Affiliate or (ii) has at any time within the preceding five years been maintained by such Person and/or any entity which was an ERISA Affiliate at such time for their respective employees.

          ARTICLE 82. PNC Bank: PNC Bank, National Association, a national
                      --------
     banking association.

          ARTICLE 83. Prime Rate: For any day, a fluctuating interest rate per
                      ----------
     annum equal to the rate of interest which PNC Bank announces from time to time as its prime lending rate, which rate may not be the lowest rate then being charged by PNC Bank to commercial borrowers.

          ARTICLE 84. Prohibited Transaction: A "prohibited transaction" as
                      ----------------------
     defined under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

          ARTICLE 85. Purchasing Lender: Shall have the meaning given it in
                      -----------------
     Subsection 9.6a.

          ARTICLE 86. Register: Shall have the meaning given it in Subsection
                      --------
     9.6b.

          ARTICLE 87. Regulations T, U and X: Regulations T, U and X promulgated
                      ----------------------
     by the Board of Governors of the Federal Reserve System 12 C.F.R. Part 220 et seq., 12 C.F.R. Part 221 et seq. and 12 C.F.R. Part 224 et seq., respectively), as such regulations are now in effect and as may hereafter be amended.

          ARTICLE 88. Reportable Event: A "reportable event" described in
                      ----------------
     Section 4043(b) of ERISA and in 29 C.F.R. Part 2615.

          ARTICLE 89. Required Lenders: As of a particular day (i) prior to the
                      ----------------
     termination of the Commitments, the Lenders whose Commitment Percentages aggregate at least sixty-six and two-thirds (66-2/3%) of the aggregate Commitment Percentages of all the Lenders and (ii) after the termination of the Commitments, the Lenders whose Loans outstanding aggregate at least sixty-six and two-thirds percent (66-2/3%) of the aggregate principal amount of the Loans at the particular time outstanding.

          ARTICLE 90. Revolving Credit Commitment: Shall have the meaning given
                      ---------------------------
     to it in Section 2.1.

          ARTICLE 91. Revolving Credit Note: Any of the several promissory notes
                      ---------------------
     of the Borrower evidencing Indebtedness of the Borrower under the Commitment together with all extensions, renewals, amendments, substitutions and replacements thereto and thereof.

          ARTICLE 92. Revolving Credit Termination Date: March 29, 2004 as to
                      ----------------------------------
     the Three Year Notes and the Swingline Note and March 28, 2002 as to the 364 Day Notes.

          ARTICLE 93. S&P: Standard & Poor's Rating Group, a division of
                      ---
     McGraw-Hill, Inc., or any successor thereto.

          ARTICLE 94. Stated Amount: The amount available to beneficiaries of
                      -------------
     Letters of Credit for one or more drawings thereunder as such amount is increased, reduced or reinstated from time to time in accordance with the provisions of any Letter of Credit and this Agreement.

          ARTICLE 95. Subsidiary: Either (i) any corporation more than 50% of
                      ----------
     the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by the affected Person or one or more Subsidiaries or such Person, or by the affected Person and one or more Subsidiaries, or (ii) any other Person which is so owned or controlled. Borrower's Subsidiaries existing on the date hereof are listed on Schedule 3.3.

          ARTICLE 96. Swingline Commitment shall mean the credit facility in an
                      --------------------
     amount not to exceed $7,000,000 from PNC Bank.

          ARTICLE 97. Swingline Documents shall mean the Swingline Note and all
                      -------------------
     riders and other documents relating to money management services provided by Agent to the Borrower executed in connection with the Swingline Note.

          ARTICLE 98. Swingline Loan(s) shall mean the advances made pursuant to
                      -----------------
     Section 2.2j below.
     ------------

          ARTICLE 99. Swingline Note shall mean the promissory note evidencing
                      --------------
     the Swingline Loan(s), and will include all amendments, extensions and renewals made thereto from time to time.

          ARTICLE 100. Swingline Subfacility shall mean the credit facility
                       ---------------------
     described in Section 2.2j, below.
                  ------------

          ARTICLE 101. Three-Year Commitment: The commitment of the Lenders to
                       ---------------------
     make the Three-Year Facility available to Borrower.

          ARTICLE 102. Three-Year Facility: shall mean the $30,000,000 credit
                       -------------------
    facility extended pursuant to the Three-Year Commitment.

          ARTICLE 103. Three Year Note: Any of the several promissory notes of
                       ---------------
     the Borrower evidencing Indebtedness of the Borrower under the Commitment in the total principal amount of $30,000,000 having an initial term of three years together with all extensions, renewals, amendments, substitutions and replacements thereto and thereof.

          ARTICLE 104. 364-Day Commitment: The commitment of the Lenders to make
                       ------------------
     the 364-Day Facility available to Borrower.

          ARTICLE 105. 364-Day Facility: shall mean the $20,000,000 credit
                       -----------------
     facility extended pursuant to the 364-Day Commitment.

          ARTICLE 106. 364 Day Note: Any of the several promissory notes of the
                       ------------
     Borrower evidencing Indebtedness of the Borrower under the Commitment in the total principal amount of $20,000,000 having an initial term of 364 days together with all extensions, renewals, amendments, substitutions and replacements thereto and thereof.

          ARTICLE 107. Transfer Effective Date: This term shall have the meaning
                       -----------------------
     ascribed to it in the applicable Assignment and Assumption Agreement.

          ARTICLE 108. Transferor Lender: Shall have the meaning given it in
                       -----------------
     Subsection 9.6a.

          ARTICLE 109. Unreimbursed Amount: This term shall have the meaning
                       -------------------
     given it in Subsection 2.3d.

          ARTICLE 110. Unused Fee: The fee payable to the Lenders set forth in
                       ----------
     Section 2.7.

     .1   Accounting Terms. Each accounting term not defined herein and each
          ----------------
          accounting term partly defined herein, to the extent not defined, shall have the meaning given it under GAAP.

     .2   Rules of Construction. In this Agreement and the other Loan Documents
          ---------------------
          (except as otherwise expressly provided or unless the context otherwise requires) (i) terms defined in the singular shall have comparable meanings when used in the plural, and vice versa, unless otherwise specified, (ii) any pronoun used shall be deemed to cover all genders, (iii) the words "hereof", "herein" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement and (iv) all references to particular Articles, Sections, items, clauses, exhibits and schedules are references to the Articles, Sections, items, exhibits and schedules of and to this Agreement.

ARTICLE 111. THE CREDIT FACILITY

     .1   Revolving Credit Commitment.
          ---------------------------

     .1a  Loans. The Lenders hereby severally establish, upon the terms and
          -----
          conditions hereinafter set forth and relying upon the representations and warranties herein set forth, a revolving credit in favor of the Borrower in the maximum aggregate amount of FIFTY MILLION AND NO/100 DOLLARS ($50,000,000.00) (the "Revolving Credit Commitment") consisting of the Three Year Commitment and the 364 Day Commitment. The Borrower shall have the right to borrow, repay and reborrow from the Lenders from the date hereof until the Revolving Credit Termination Date pursuant to draws upon the Revolving Credit Commitment the principal amount of which shall not exceed $50,000,000 in the aggregate at any one time outstanding and which shall not exceed the Three Year Commitment and the 364 Day Commitment, respectively.

     .1b  Commitment of Each Lender. Each Lender agrees, for itself only, and
          -------------------------
          subject to the terms and conditions of this Agreement, to make Loans to the Borrower from time to time not to exceed an aggregate principal amount at any one time outstanding equal to (i) the amount of its respective Commitment Percentage of the Revolving Credit Commitment, and (ii) the amount of its respective Commitment Percentage of the Three Year Commitment and the 364 Day Commitment.

     .1c  Notes. The obligation of the Borrower to repay, on or before the
          -----
          Revolving Credit Termination Date, the aggregate unpaid principal amount of all Loans shall be evidenced by the Swingline Note, the several Three Year Notes and the 364 Day Notes, drawn by the Borrower to the order of a Lender in the total maximum amount of such Lender's Commitment. The principal amount actually due and owing to a Lender at any time shall be the then aggregate unpaid principal amount of all Loans made by such Lender as shown on the Loan Account established and maintained by such Lender in accordance with Section 2.5.

     .1d  Disbursements. The amount of any Disbursement to bear interest at the
          -------------
          Euro-Rate Option shall be in the minimum aggregate principal amount of $1,000,000; provided, however that each incremental unit in excess of
                      --------  -------
          $1,000,000 shall be $100,000 or an integral multiple thereof.

     .1e  Method of Making Disbursements.
          ------------------------------

          (i) Each request for Disbursements under the Commitment shall be made by an Authorized Officer to the Administrative Agent orally or in writing (A) in the case of Disbursements to bear interest at the Base Rate Option or the Federal Funds Rate Option, by 12:00 Noon (Eastern Time) on the Borrowing Date, and (B) in the case of Disbursements to bear interest at the Euro- Rate Option, by 12:00 Noon. (Eastern Time) at least three (3) Business Days prior to the Borrowing Date. Each such request shall (i) specify the Borrowing Date, (ii) specify the amount of the Disbursements, (iii) select the Interest Rate Option(s) therefor and (iv) in the case of Disbursements which will bear interest at the Euro-Rate Option, the Euro-Rate Interest Period therefor. Any oral request for Disbursements hereunder shall be followed by the Borrower's written confirmation of such request promptly thereafter. A request from the Borrower with respect to any Disbursements bearing interest at the Euro-Rate Option shall irrevocably commit the Borrower to take such Disbursements on the Borrowing Date specified in the request. The Borrower may, without liability or cost hereunder, cancel any request for Disbursements bearing interest at the Base Rate or Federal Funds Rate at any time prior to the funding thereof by each of the Lenders by delivering notice of such cancellation to the Administrative Agent.

          (ii) The Administrative Agent shall promptly notify the Lenders of each request for a Disbursement.

          (iii) Not later than 2:00 P.M. (eastern time) on the Borrowing Date, each Lender shall make available to the Administrative Agent in immediately available funds at the principal office of the Administrative Agent such Lender's pro-rata share of the Disbursements, for the account of the Borrower. No Lender's obligation to make a Disbursement shall be affected by any other Lender's failure to make funds available for the same or any other Disbursement, provided that, upon such failure the remaining Lenders shall collectively fund the amount of such unavailable funds up to the maximum amount of their respective Commitments. Nothing in this Subsection 2.1e shall be deemed to relieve any Lender from its obligation to fulfill its obligations to the Borrower under this Agreement or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender under this Agreement.

     .1f  Voluntary Reductions of Commitment; Voluntary Principal Payments.
          ----------------------------------------------------------------

          (i)   Voluntary Reductions. Upon two (2) Business Days' written notice
                --------------------
                to the Administrative Agent, the Borrower may from time to time voluntarily permanently reduce the Commitment. Each voluntary reduction shall be in a minimum amount of $1,000,000 or, if greater than $1,000,000, in integral multiples of $100,000.

          (ii)  Effect of Reductions. Simultaneously with each voluntary
                --------------------
                permanent reduction, the Borrower shall make a payment of the outstanding Loans equal to the excess, if any, of (A) the aggregate principal amount of the outstanding Loans over (B) the Commitment, as so reduced. Notice of a reduction, once given, shall be irrevocable. All such reductions shall be without penalty or premium (except for amounts owing pursuant to Subsection 2.2e, if any).

          (iii) Application of Reductions and Payments. Any principal payments
                --------------------------------------
                shall be accompanied by all accrued and unpaid interest due thereon, all amounts due pursuant to Section 2.2, if any, and, in the case of a permanent reduction of the Commitment to zero, any other outstanding Obligations which are then due and payable. All such payments shall be applied by the Administrative Agent to repay Base Rate Loans first, and then to repay Euro-Rate Loans.

     .2   Interest.
          --------

     .2a Interest Rates. During the term hereof the Borrower, in accordance with the provisions of this Section 2.2, shall have the option of electing from time to time one or more of the Interest Rate Options to be applied by the Administrative Agent to outstanding Loans, as follows: interest (i) under the Base Rate Option shall accrue at a rate per annum equal to the Base Rate, (ii) under the Euro-Rate Option shall accrue at a rate per annum equal to the sum of (A) the Euro-Rate plus (B) the Applicable Euro-Rate Margin and (iii) ) under the Federal Funds Rate Option shall accrue at a rate per annum equal to the sum of
          (A) the Federal Funds Rate plus (B) the Applicable Federal Funds Rate Margin.

     .2b  Adjustments to Interest Rates.
          -----------------------------

          (i)   Changes in Base Rate and Federal Funds Rate. The Base Rate
                -------------------------------------------
                Option and the Federal Funds Rate Option shall be adjusted from time to time, without notice to the Borrower, as necessary to reflect any changes in the Base Rate and the Federal Funds Rate, respectively, which adjustments shall be automatically effective on the day of any such change.

          (ii)  Changes in the Applicable Euro-Rate Margin and the Applicable
                -------------------------------------------------------------
                Federal Funds Rate Margin. On and after [July 1, 2001], the
                -------------------------
                Applicable Euro-Rate Margin and the Applicable Federal Funds Rate Margin for each then outstanding Euro-Rate Tranche and Federal Funds Rate Tranche, respectively, shall be adjusted quarterly and automatically, from time to time effective on the first day of the month following delivery to the Lenders of the financial statements for the prior quarter or year to reflect any change in the Borrower's Leverage Ratio.

          (iii) Changes in Euro-Rate Reserve Percentage. The Euro-Rate shall be
                ---------------------------------------
                adjusted from time to time, with respect to Euro-Rate Loans, without notice to the Borrower, as necessary to reflect any changes in the Euro-Rate Reserve Percentage, which adjustments shall be automatically effective on the day of such change.

          (iv)  Event of Default. After the occurrence of and during the
                ----------------
                continuance of an Event of Default until the same is cured and whether or not judgment has been entered against the Borrower on the Revolving Credit Notes, the Loans shall bear interest at a rate per annum which shall be two hundred (200) basis points (2%) per annum above the rate otherwise in effect under the Base Rate Option, such interest rate to change automatically from time to time, effective as of the effective date of each change in the Base Rate.

          (v)   Notice of Changes. The Administrative Agent will promptly notify
                -----------------
                the Borrower and the Lenders of any changes of rates set forth in items (i), (ii), (iii) and (iv) above which notice, in all cases, will be after such changes become effective. Failure of the Administrative Agent to notify the Borrower and the Lenders of any such change shall not impair the validity of any such rate change, provided Borrower will not be obligated to pay any increased rate until notified of such change.

     .2c  Interest Rate Option Elections, Renewals and Conversions. Subject to
          --------------------------------------------------------
          the remaining provisions of this Agreement, the Borrower shall have the option to elect to have all or any Loans bear interest at any of the Interest Rate Options and shall have the right to renew elections of Interest Rate Options and convert Loans to other Interest Rate Options. Notice of the Borrower's election shall be made in accordance with Section 2.1. Elections of, conversions to or renewals of the Base Rate Option and the Federal Funds rate Option shall continue in effect until converted to another option. Elections of, conversions to or renewals of the Euro-Rate Option shall expire as to each such Euro-Rate Option at the expiration of the applicable Euro-Rate Interest Period unless Borrower has elected to continue such Loan at an Euro-Rate Option and given notice under
          Section 2.1. Any Loans outstanding for which no elections have been made shall bear interest under the Base Rate Option.

     .2d  Limitation on Election of Euro-Rate Options. Each election of the
          -------------------------------------------
          Euro- Rate Option or the prepayment of all or any Euro-Rate Loans shall be in the minimum principal amount of $100,000 or, if in excess of $100,000, in integral multiples of $100,000. At no time during the term hereof may there be more than a total of eight (8) separate Euro-Rate Tranches in effect. Upon the occurrence and during the continuance of an Event of Default, all Federal Funds Rate Loans will be converted to Base Rate Loans and the Borrower's right to elect, renew or convert to Euro-Rate Loans or Federal Funds Rate Loans shall be suspended, but no Euro-Rate Loan then outstanding will not be converted to a Base Rate Loan until the expiration of the applicable Interest Period.

     .2E  Special Provisions Relating to Euro-Rate Option.
          -----------------------------------------------

          (i)   Euro-Rate Unascertainable. In the event that on any date on
                -------------------------
                which a Euro- Rate would otherwise be set the Administrative Agent shall have determined in good faith (which determination shall be final and conclusive) that, by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the Euro-Rate, the Administrative Agent shall give prompt notice of such determination to the Borrower and the Lenders and until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such determination no longer exist, the right of the Borrower to borrow under, renew or convert to the Euro-Rate Option shall be treated as a request to borrow under, renew or convert to the Base Rate Option.

          (ii)  Illegality of Offering Euro-Rate. If a Lender shall determine in
                --------------------------------
                good faith (which determination shall be final and conclusive) that compliance by such Lender with any applicable Governmental Rule (whether or not having the force of law), or the interpretation or application thereof by any Governmental Authority has made it unlawful for such Lender to make or maintain Euro-Rate Loans generally, such Lender shall give notice of such determination to the Borrower. Notwithstanding any provision of this Agreement to the contrary, unless and until such Lender shall give notice to the Borrower that the circumstances giving rise to such determination no longer apply:

                (A) with respect to any Euro-Rate Interest Periods thereafter commencing, interest on the corresponding Euro-Rate Loans (whichever one or more have been determined by the affected

                         Lender to be unlawful) shall be computed and payable under the Base Rate Option; and

                  (B) on such date, if any, as shall be required by law, any Euro-Rate Loans then outstanding shall be automatically converted to the Base Rate Option; and the Borrower shall pay to the affected Lender the accrued and unpaid interest on such Euro-Rate Loans to (but not including) such renewal date.

          (iii)   Indemnity. In addition to the other provisions of this Section
                  ---------
                  2.2e, the Borrower hereby agrees to indemnify each Lender against any loss or expense which such Lender may sustain or incur as a consequence of any default by the Borrower in failing to make any borrowing, conversion or renewal hereunder to bear interest at the Euro-Rate Option on the scheduled date, in failing to make when due (whether by declaration, acceleration or otherwise) any payment of any Euro-Rate Loan or in making any payment or prepayment of any Euro-Rate Loan or any part thereof on any day other than the last day of the relevant Euro-Rate Interest Period, including but not limited to any loss of profit, premium or penalty incurred by each such Lender in respect of funds borrowed by it for the purpose of making or maintaining any Euro-Rate Loan as determined in good faith by each such Lender in the exercise of its sole but reasonable discretion. Each Lender shall furnish to the Borrower a certificate showing the calculation of the amount of any such loss or expense (which certificate, absent manifest error, shall be conclusive), and the Borrower shall pay such amount to each Lender within ten (10) days of the Borrower's receipt of such certificate.

     .2f  Yield Protection. If any Governmental Rule or the interpretation or
          ----------------
          application thereof by any court, any Governmental Authority charged with the administration thereof or the compliance with any guideline or request from any central bank or other Governmental Authority, whether or not having the force of law:

          (i) subjects any Lender to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind hereunder (other than any tax imposed or based upon the income of such Lender and payable to any Governmental Authority or taxing authority of the United States of America or any state thereof) or changes the basis of taxation of such Lender generally with respect to payments by the borrowers of principal, interest or other amounts due from borrowers (other than any change which affects, and to the extent that it affects, the taxation by the United States of America or any state thereof of the total net income of such Lender); or

          (ii) imposes, modifies or deems applicable any reserve, special deposit, special assessment or similar requirements generally against assets held by, deposits with or for the account of or credit extended by any Lender with respect to loans to the Borrower (other than such requirements which are included in the determination of the Euro-Rate hereunder); or

          (iii) imposes upon any Lender any other condition with respect to this Agreement;

and the result of any of the foregoing is to increase the cost to such Lender, reduce the income receivable by such Lender, reduce the rate of return on such Lender's capital or impose any expense upon such Lender by an amount which such Lender in its sole but reasonable discretion deems to be material, such Lender shall from time to time notify the Borrower and the Administrative Agent of the amount determined by such Lender (which determination, absent manifest error, shall be conclusive) to be reasonably necessary to compensate for such increase in cost, reduction in income, reduction in rate of return or additional expense, and setting forth the calculations therefor. The Borrower shall pay such amount to such Lender, as additional consideration hereunder, within ten (10) days of the Borrower's receipt of such notice from such Lender. No Lender or Issuing Bank shall demand compensation for any increased cost or reduction in amounts received referred to above if it shall not at the time be the general policy or practice of such Lender or Issuing Bank to demand such compensation in similar circumstances under comparable provisions of other credit agreements.

     .2g  Method of Calculation. In determining the amount due any Lender
          ---------------------
          hereunder by reason of the application of this Section 2.2, such Lender may use any reasonable averaging or attribution method; provided, however, that such Lender must use reasonable efforts to
          --------  -------
          minimize such losses and costs.

     .2h  Interest Payment Dates. Interest due on all outstanding Base Rate
          ----------------------
          Loans shall be payable quarterly in arrears on the last day of each fiscal quarter for the fiscal quarter just ended (March, June, September and December) beginning on June 30, 2001. Interest due on all outstanding Euro-Rate Loans shall be payable on the last day of each Euro-Rate Interest Period and, for Euro-Rate Interest Periods of six months, also on the day which is three months after the first day of such Euro-Rate Interest Period. All accrued and unpaid interest on the Loans shall be due and payable on the Revolving Credit Termination Date. In addition, all accrued and unpaid interest on all of the Obligations shall be due and payable after any maturity of the notes issued hereunder or the Obligations, whether by acceleration or otherwise, on demand until all amounts due hereunder are paid in full.

     .2i  Calculation of Interest. Interest under the Euro-Rate Option and the
          -----------------------
          Base Rate Option shall be calculated on the basis of the actual number of days elapsed, using a year of 360 days. Interest for any period shall be calculated from and including the first day thereof to but not including the last day thereof.

     .2j  Swingline Loans Subfacility.
          ---------------------------

          2.2j.1 Agent hereby agrees, on the terms and subject to the conditions set forth herein and in the other Loan Documents, to make loans to the Borrower at any time and from time to time during the period from and including the Closing Date to but not including the Revolving Credit Termination Date (each such loan, a "Swingline Loan" and collectively, the "Swingline Loans"); provided that (i) the aggregate principal amount of the Swingline Loans outstanding at any one time shall not exceed the Swingline Commitment, (ii) the aggregate amount of Swingline Loans outstanding plus the aggregate amount of Revolving Credit Loans outstanding plus the stated amount of all Letters of Credit shall not exceed the Commitment (iii) all Swingline Loans shall accrue interest at the rate set forth in the Swingline Documents and (iv) Disbursements under the Swingline Note will reduce the availability under PNC Bank, National Association's Three Year Note. Prior to the Revolving Credit Termination Date, Swingline Loans may be repaid and reborrowed by the Borrower in accordance with the provisions of this Agreement, the Swingline Note and the Swingline Documents.

          2.2j.2  The Borrower agrees to repay all Swingline Loans within one
                  (1) Business Day of demand therefor by Agent If the Borrower shall fail to timely repay any Swingline Loan, and in any event upon (i) a request by Agent, (ii) the occurrence of an Event of Default or (iii) the acceleration of any Obligations or termination of any Commitment pursuant to Section 7.2, each
                                                               -----------
                  other Lender shall irrevocably and unconditionally purchase from Agent, without recourse or warranty, an undivided interest and participation in such Swingline Loan in an amount equal to such other Lender's Commitment Percentage, by directly purchasing a participation in such Swingline Loan in such amount (regardless of (A) whether the conditions precedent thereto set forth in Section 6 hereof are then
                                                 ---------
                  satisfied, (B) whether or not the Borrower has submitted a written request for a Disbursement and whether or not the Commitments are then in effect, (C) whether any Event of Default exists or (D) whether all the Obligations have been accelerated) and paying the proceeds thereof to Agent at such address as Agent may designate, in Dollars and in immediately available funds. If such amount is not in fact made available to Agent by any Lender, Agent shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof, if paid within two Business Days after demand at the Federal Funds Rate and thereafter at the Base Rate. If such Lender does not pay such amount forthwith upon Agent's demand therefor, and until such time as such Lender makes the required payment, Agent shall be deemed to continue to have outstanding Swingline Loans in the amount of such unpaid participation obligation for all purposes of the Loan Documents other than those provisions requiring the other Lenders to purchase a participation therein. Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, and any other amounts due to it hereunder, to Agent to fund

                  Swingline Loans in the amount of the participation in Swingline Loans that such Lender failed to purchase pursuant to this Section 2.2; until such amount has been purchased (as
                          -----------
                  a result of such assignment or otherwise).

          2.2j.3 The Swingline Loans shall be evidenced by the Swingline Note. Swingline Loans may be subject to automated money management procedures as set forth in the PNC Bank's Swingline Documents.

     .3   Letter of Credit Commitment.
          ---------------------------

     .3a  Issuance of Letters of Credit. Subject to the further terms and
          -----------------------------
          conditions of this Agreement and in reliance upon the representations and warranties set forth herein, the Issuing Bank agrees to issue upon the request of the Borrower to the Issuing Bank, Letters of Credit for the account of the Borrower or a Subsidiary of the Borrower in an aggregate Stated Amount not to exceed FIVE MILLION DOLLARS ($5,000,000) at any one time outstanding (as may be increased or reduced and reinstated from time to time in accordance with the terms and provisions hereof). The Stated Amount of each Letter of Credit, while the same is issued and outstanding, shall be deducted from the maximum amount otherwise available under the Commitment. By way of illustration, if there are outstanding at any one time Letters of Credit having an aggregate Stated Amount of $2,000,000, the maximum availability under the Commitment, without accounting for reductions which are a function of voluntary permanent reductions, would be $48,000,000. No Letters of Credit may be issued hereunder to the extent the Stated Amount thereof together with the aggregate amount of Disbursements made under Subsection 2.1a, would exceed the maximum availability under the Commitment (as may be reduced pursuant to the terms of this Subsection 2.3a or Subsection 2.1f hereof). No Letter of Credit issued pursuant hereto shall have an initial term which exceeds one year from the date of issuance (except the Existing Letters of Credit) nor have an expiration date later than fifteen (15) days prior to the Revolving Credit Termination Date. At least three (3) Business Days prior to the issuance of any Letter of Credit hereunder the Borrower shall complete and deliver to the Issuing Bank the Issuing Bank's then current form of Application for Letter of Credit. The issuance of each Letter of Credit in accordance with the provisions of this Subsection 2.3a shall require the satisfaction of each condition set forth in Sections 6.1 and 6.2 hereof.

     .3b  Payment of Amounts Drawn Under Letters of Credit. Upon each request
          ------------------------------------------------
          for a draw under a Letter of Credit by the beneficiary thereof, the Issuing Bank shall immediately notify the Borrower and the Administrative Agent and the Borrower shall reimburse, or cause the reimbursement of, the Issuing Bank on demand in an amount in same day funds equal to the amount of such draw; provided, however, that any
                                                  --------  -------
          failure of the Issuing Bank to notify the Borrower and the Administrative Agent prior to honoring any such draw shall not affect the Borrower's obligation to reimburse the Issuing Bank. Unless the Borrower shall have notified the Issuing Bank prior to such time that the Borrower intends to reimburse the Issuing

          Bank for all or a portion of the amount of such draw with funds other than the proceeds of Loans, the Borrower shall conclusively be deemed to have given a request for a Loan under Section 2.1 hereof to the Administrative Agent requesting the Lender to make Revolving Credit Loans at the Base Rate Option on the first Business Day immediately following the date on which such draw is honored in an aggregate amount equal to the excess of the amount of such draw over the amount theretofore received by the Issuing Bank in reimbursement thereof (the "Unreimbursed Amount"), plus accrued interest on such amount at the
                                  ----
          rate set forth in Subsection 2.3c hereof. If the Borrower shall be deemed to have given a request for a Loan under Section 2.1 hereof to the Administrative Agent pursuant to this Subsection 2.3b, then, notwithstanding: (i) the failure of Borrower to satisfy the conditions specified in Section 6 hereof, (ii) the occurrence of an Event of Default or (iii) the acceleration of any Obligations or termination of any Commitment pursuant to Section 7.2, the Lenders shall, on the
                                     -----------
          first Business Day immediately following the date of such draw, make a Loan at the Base Rate Option in the aggregate amount of the Unreimbursed Amount, plus accrued interest on such amount at the rate
                               ----
          set forth in Subsection 2.3c hereof. The proceeds of any such Loan shall be applied directly by the Issuing Bank, to reimburse the Issuing Bank for the Unreimbursed Amount, plus accrued interest on
                                                    ----
          such amount. The foregoing shall not limit or impair the obligation of the Borrower to reimburse the Issuing Bank on demand for any Unreimbursed Amount. The Issuing Bank hereby sells, and each Lender hereby purchases, on a continuing basis, a participation and an undivided interest in (i) the obligations of the Issuing Bank to honor any drawing under any Letter of Credit and (ii) the Indebtedness of the Borrower to the Issuing Bank under this Agreement in respect of each Letter of Credit, such participation being in the amount of such Lender's Commitment Percentage of such obligations and Indebtedness.

     .3c  Letter of Credit Fees and Related Charges.
          -----------------------------------------

          (i)     Letter of Credit Fees. The Borrower agrees to pay (a) as to
                  ---------------------
                  the standby Letters of Credit, in arrears to the Administrative Agent for the benefit of the Lenders, a fee per annum equal to the then current Applicable Euro- Rate Margin on the Stated Amount (or of any increase or decrease thereof) of each Letter of Credit, at the end of the first Fiscal Quarter after the issuance of each Letter of Credit and continuing quarterly thereafter during the term of each Letter of Credit or any subsequent amendment, renewal or extension thereof and at the expiration, surrender or final payment thereof and (b) as to commercial Letters of Credit, the Issuing Bank's then current standard fees for commercial Letters of Credit, which fees shall be paid in accordance with the Issuing Bank's then current practice for the payment of fees and costs relating to commercial Letters of Credit (collectively, "Letter of Credit Fees"); and

          (ii)    Interest. With respect to draws made under any Letter of
                  --------
                  Credit not paid as provided herein on the same day that the draws were made, the Borrower shall pay interest, payable on demand, on the amount paid by the Issuing Bank in respect of each such draw from the Business Day of the draw through the date such amount is reimbursed by the Borrower (including any such reimbursement out of the proceeds of Loans pursuant to Subsection 2.3b hereof) at a rate which is at all times equal to two percent (2.00%) per annum in excess of the interest rate applicable under the Base Rate Option for Loans.

     .3d  Duty to Review Demands; Obligation Absolute. The obligation of the
          -------------------------------------------
          Borrower to reimburse the Issuing Bank for draws made under the Letters of Credit shall be absolute, unconditional and irrevocable and shall be paid directly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

          (i) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary or any transferee of the Letters of Credit (or any Persons for whom any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrower and the beneficiaries of the Letters of Credit);

          (ii) any draft, demand, certificate or any other document presented under the Letters of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit except as the result of gross negligence or willful misconduct of the Issuing Bank;

          (iv) any other circumstance or happening whatsoever, which is similar to any of the foregoing; and

          (v) the fact that an Event of Default shall have occurred and be continuing.

     .3e  Additional Payments. If by reason of (i) any change in any
          -------------------
          Governmental Rule or any change in the interpretation or application by any judicial or regulatory authority of any Governmental Rule or
          (ii) compliance by the Issuing Bank with any direction, request or requirement (whether or not having the force of law) of any Governmental Authority:

          (i) the Issuing Bank shall be subject to any tax, levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this Section 2.3, whether directly or by such being imposed on or suffered by the Issuing Bank;

          (ii) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of the Letters of Credit;

          (iii) there shall be imposed on the Issuing Bank any other condition regarding this Section 2.3 or the Letters of Credit;

and if the result of any of the foregoing is to directly or indirectly increase the cost to the Issuing Bank of issuing or maintaining any Letter of Credit, or to reduce the amount receivable in respect thereof by, the Issuing Bank, then and in any such case the Issuing Bank may, at any time after the additional cost is incurred or the amount receivable is reduced, notify the Borrower and the Administrative Agent, and the Borrower shall pay on demand such amounts as the Issuing Bank may specify to be necessary to compensate the Issuing Bank for such additional cost or reduced receipt, together with interest on such amount from the date of the notice of such event which results in such increased cost or reduction in amount receivable until payment in full thereof at a rate equal at all times to the Base Rate. The determination by the Issuing Bank of any amount due pursuant to this Subsection 2.3e, as set forth in a certificate setting forth the calculation thereof, shall, in the absence of manifest error, be final and conclusive and binding on all of the parties hereto. No Lender or Issuing Bank shall demand compensation for any increased cost or reduction in amount received referred to above if it shall not at the time be the general policy or practice of such Lender or Issuing Bank to demand such compensation in similar circumstances under comparable provisions of other credit agreements.

     .4   Method of Payments. All payments of principal, interest, Fees, costs
          ------------------
          and other amounts due hereunder and under the other Loan Documents shall be made by the Borrower to the Administrative Agent at the Administrative Agent's principal office at One PNC Plaza, 249 Fifth Avenue, Pittsburgh Pennsylvania 15222 not later than 2:00 p.m. (Eastern time) on the due date. All such payments shall be made in immediately available funds delivered by the Borrower to the Administrative Agent.

     .5   Loan Account. Each Lender shall open and maintain on its books a Loan
          ------------
          Account in the Borrower's name with respect to Loans made, repayments, prepayments, the computation and payment of interest and other amounts due and sums paid to such Lender hereunder and under the other Loan Documents. Except in the case of manifest error in computation, such records shall be conclusive and binding on the Borrower as to the amount at any time due to the Lender by the Borrower.

     .6   Payment From Accounts Maintained by Borrower. For ease of
          --------------------------------------------
          administration, in the event that any payment of principal, interest, Fees, other expenses or amounts due the Lenders or the Agent under any of the Loan Documents is not paid when due, the Administrative Agent is hereby authorized to effect such payment by debiting any demand deposit account of the Borrower now or in the future maintained with PNC Bank other than accounts maintained in trust for the benefit of third parties. This right to debit accounts of the Borrower is in addition to any right of setoff accorded the Lenders hereunder or by operation of law.

     .7   Unused Fee. Beginning on last day of each March, June, September and
          ----------
          December until the Revolving Credit Termination Date and on the Revolving Credit Termination Date, the Borrower shall pay a Unused Fee to the Administrative Agent for the benefit of the Lenders, in arrears, at the Applicable Unused Fee on the average daily unused portion of the Commitment during the fiscal quarter or period then ended. The Unused Fee shall be computed on the basis of the year of 360 days and paid on the actual number of days elapsed. The Unused Fee shall be calculated from the Closing Date. The Applicable Unused Fee shall be adjusted as appropriate on the first day of the month following the delivery of Borrower's financial statements for the prior quarter or year to reflect any change in the Borrower's Leverage Ratio.

     .8   Capital Adequacy. If (i) any adoption of, change in or interpretation
          ----------------
          of any Governmental Rule, or (ii) compliance with any guideline, request or directive of any central bank or other Governmental Authority exercising control over banks or financial institutions generally, including but not limited to regulations set forth at 12 C.F.R. Part 3 (Appendix A), 12 C.F.R. Part 208 (Appendix A), 12 C.F.R.
          Part 225 (Appendix A) and 12 C.F.R. Part 325 (Appendix A), or any court requires that the Commitment or the Letter of Credit Commitment be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by any Lender or any corporation controlling any Lender (a "Capital Adequacy Event"), the result of which is to reduce the rate of return on such Lender's capital as a consequence of the Commitment or such Issuing Bank's capital as a consequence of the Letter of Credit Commitment to a level below that which such Lender could have achieved but for such Capital Adequacy Event, taking into consideration such Person's policies with respect to capital adequacy, by an amount which such Person deems to be material, such Lender shall promptly deliver to the Borrower a certificate of the amount necessary to compensate such Person for the reduction in the rate of return on its capital attributable to the Commitment or the Letter of Credit Commitment (the "Capital Compensation Amount"), calculated in good faith, using reasonable attribution and averaging methods, which certificate, absent manifest error, shall be presumed to be correct. Such amount shall be due and payable by the Borrower to such Lender, as the case may be, ten (10) days after such notice is given.

     .9   Extensions. By January 31 of each year beginning January 31, 2002,
          ----------
          each Lender in its sole discretion may agree to extend its Commitment and each of its Revolving Credit Notes for one additional year from its Revolving Credit

          Termination Date by written notice from Lender to Agent. Each Lender may, in its sole discretion, agree to extend the Revolving Credit Termination Date with respect to either of the Three Year Facility or the 364 Day Facility without extending both facilities. If a Lender fails to provide such notice on or before January 31, such Lender will be deemed to have elected not to extend its Commitment with respect to the Three Year Facility or the 364 Day Facility, or both facilities, as applicable. In no event will any Lender be under any obligation to extend its Commitment or any of its Revolving Credit Notes beyond the initial term or any extended term thereof. If less than all Lenders agree to extend their Commitment for the Three Year Facility or the 364 Day Facility, as applicable, the Revolving Credit Termination Date of such Three Year Facility or 364 Day Facility, as applicable, will not be extended. The Agent will notify the Borrower by February 15 of each year, as applicable, whether the Three Year Facility or 364 Day Facility will be extended by all Lenders; provided, however, that any failure to provide such notice shall be deemed to be an election not to extend such Three Year Facility or 364 Day Facility.

ARTICLE 112. REPRESENTATIONS AND WARRANTIES

     To induce Agent and the Lenders to enter into this Agreement and to make the Loans and other extensions of credit herein provided for, the Borrower makes the following representations and warranties to the Agent and the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit:

     .1   Existence. The Borrower is a corporation duly organized, validly
          ---------
          existing and in good standing under the laws of the State of its incorporation; each Subsidiary of the Borrower is duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization; and the Borrower and each Subsidiary of the Borrower are in good standing as foreign corporations authorized to do business in each jurisdiction where the nature of their respective activities or the ownership of their respective properties makes such qualification or licensing necessary, other than jurisdictions in which failure to be so qualified would not have a Material Adverse Effect.

     .2   Subsidiaries and Other Investments. The Borrower does not have any
          ----------------------------------
          Subsidiaries or any ownership interests in any other Person, except as shown on Schedule 3.2. Neither GIBT Ltd. or LSI Industries Foreign
                   ------------
          Sales Corporation has assets that have a fair market value in excess of $50,000.

     .3   Power and Authority. The Borrower and each of its Subsidiaries have
          -------------------
          the lawful power to own or lease their properties and to engage in the business they now conduct or propose to conduct, in all material respects. Each Loan Party is duly authorized to enter into, execute, deliver and perform all of the terms and provisions of the Loan Documents to which it is a party, to incur the Obligations and to perform its obligations under the Loan Documents to which it is a party. All necessary corporate action required to authorize the execution, delivery and performance of this Agreement, the notes issued hereunder and the other Loan Documents has been properly taken by the Loan Parties.

     .4   Validity; Binding Effect and Enforceability. The Loan Documents to
          -------------------------------------------
          which each Loan Party is a party have been duly executed and delivered by such Loan Party. The Loan Documents, when delivered by the Loan Parties, will constitute legal, valid and binding obligations of the Loan Party executing the same, enforceable against such Loan Party in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and except as such enforceability may be limited by the availability of equitable remedies.

     .5   No Conflict. Neither the execution and delivery of the Loan Documents
          -----------
          by the Loan Parties, nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the such Loan Party's articles or certificate of incorporation, by-laws, or other organizational documents, (ii) any Governmental Rule or (iii) any material agreement, instrument, order, writ, judgment, injunction or decree, to which the such Loan Party is a party or by which it is bound or to which it is subject, or will result in the creation or enforcement of any Lien whatsoever upon any property, whether now owned or hereafter acquired, of such Loan Party, except for Permitted Liens.

     .6   Financial Matters; No Material Adverse Change. The Borrower has
          ---------------------------------------------
          delivered to the Administrative Agent its unaudited quarterly financial statements for the Fiscal Quarter ended December 31, 2000. Such financial statements are complete and correct in all material respects, subject to year-end adjustments, and fairly present the financial condition of the Borrower and its Subsidiaries, on a consolidated basis, in all material respects and the results of its operations as of the dates and for the periods referred to, and have been prepared in accordance with GAAP consistently applied throughout the periods involved (except that such financial statements do not contain all of the footnote disclosures required by GAAP). The Borrower and its Subsidiaries have no material liabilities, whether direct or indirect, fixed or contingent, and no liability for taxes, long-term leases or unusual forward or long-term commitments as of the date of such financial statements which are not reflected in such financial statements or in any notes thereto or on Schedule 3.6.
                                                             ------------
          Except as set forth in Schedule 3.6, since September 30, 2000, no
                                 ------------
          Material Adverse Change has occurred.

     .7   Litigation. Except as set forth on Schedule 3.7 and in the Borrower's
          ----------                         ------------
          annual report on Form 10-K for the Fiscal Year ended June 30, 2000 and the Borrower's quarterly report on Form 10-Q for the Fiscal Quarter ended September 30, 2000, there are no actions, suits, proceedings or investigations pending or, to the Borrower's knowledge, threatened against the Borrower or any of its Subsidiaries or any of their respective businesses, operations, properties, prospects, profits or condition (financial or otherwise), at law or in equity, before any Governmental Authority which, individually or in the aggregate, if adversely determined, could reasonably be expected to have a Material Adverse Effect, or which purport to affect the rights and remedies of the Agent or the Lenders, pursuant to this Agreement and the other Loan Documents or which purport to restrain or enjoin (either temporarily, preliminarily or permanently) the performance by the Borrower of any action contemplated by any of the Loan Documents. All pending and, to the Borrower's knowledge, threatened actions, suits, proceedings and investigations affecting the Borrower or any of its Subsidiaries in existence on the Closing Date which are material are set forth in the annual or quarterly reports referred to above or on Schedule 3.7.
                                          ------------

     .8   Compliance with Laws. Each Loan Party has duly complied with, and its
          --------------------
          properties, business operations and leaseholds are in compliance in all material respects with all Governmental Rules applicable to it, its properties and the conduct of its business, except where the failure to comply will not have a Material Adverse Effect.

     .9   Fiscal Year. The Fiscal Year of the Borrower ends on June 30 of each
          ----------
          year.

     .10  Condition of and Title to Assets. The Borrower and each of its
          --------------------------------
          Subsidiaries have good title to their properties and assets except for Permitted Liens and defects in title which, taken as a whole, are not material. None of the assets of the Borrower or any Subsidiary of the Borrower are subject to any Liens except for Permitted Liens. Substantially all of the material assets and properties of the Borrower and its Subsidiaries that are necessary for the operation of their respective businesses are in good working condition, ordinary wear and tear excepted, and are able to serve the functions for which they are currently being used.

     .11  Tax Returns and Payments. The Borrower and its Subsidiaries have filed
          ------------------------
          all federal, state, local and other tax returns required by law to be filed in which the failure to do so would have a Material Adverse Effect. The Borrower and its Subsidiaries have paid all taxes, assessments and other governmental charges levied upon them or any of their respective properties, assets, income or franchises which are due and payable, other than (i) those presently payable without penalty or interest, (ii) those which are being contested in good faith by appropriate proceedings and (iii) those which, if not paid, would not, in the aggregate, have a Material Adverse Effect; and as to items (i), (ii) and (iii) the Borrower or such Subsidiary has set aside on its books general or specific reserves for such claim as are determined to be adequate by application of GAAP consistently applied. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of federal, state, local and other taxes and assessments for all fiscal periods to date are adequate, and the Borrower knows of no unpaid assessments for additional federal, state, local or other taxes for any such fiscal period or any basis therefor.

     .12  Insurance. The Borrower and its Subsidiaries currently maintain
          ---------
          insurance of such types and at least in such amounts as are customarily carried by, and insures against such risks as are customarily insured against by similar businesses similarly situated and owning, leasing and operating similar properties to those owned, leased and operated by the Borrower and its Subsidiaries. All of such insurance policies are valid and in full force and effect. No notice has been given or claim made and no grounds exist to cancel or void any of such policies or to reduce the coverage provided thereby.

     .13  Consents and Approvals. No order, authorization, consent, license,
          ----------------------
          validation or approval of, or notice to, filing, recording, or registration with any Governmental Authority, or the exemption by any such Governmental Authority, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any of the Loan Documents or (ii) the legality, binding effect or enforceability of any such Loan Document.

     .14  No Defaults. No event has occurred and is continuing and no condition
          -----------
          exists or will exist after giving effect to the Loans to be made on the Closing Date which constitutes a Default or an Event of Default. No Loan Party is in violation of (i) any term or provision of its articles of incorporation, by- laws, or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be bound or subject, which violation would have a Material Adverse Effect.

     .15  Plans and Benefit Arrangements. It and each of its Subsidiaries are in
          ------------------------------
          compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder. Neither it, nor any of its Subsidiaries maintains a Plan to which Reportable Events exist nor does it or any ERISA Affiliate participate in a Multiemployer Plan.

     .16  Senior Debt Status. From and after the Closing Date, all Obligations
          ------------------
          outstanding under the Loan Documents will constitute senior Indebtedness of the Borrower and will rank at least pari passu in priority of payment with all other Indebtedness owed by the Borrower from time to time, except other Indebtedness to the extent secured by Permitted Liens.

     .17  Environmental Matters.
          ---------------------

          (i) To the best of Borrower's knowledge, Borrower and the activities or operations on any of the real estate that Borrower owns or occupies (the "Property") are in substantial compliance with all applicable Environmental Laws.

          (ii) To the best of Borrower's knowledge, Borrower has obtained all approvals, permits, licenses, certificates, or satisfactory clearances from all governmental authorities required under Environmental Laws with respect to the Property and any activities or operations at the Property.

          (iii) To the best of Borrower's knowledge, there have not been and are not now any release or disposal of solid waste, hazardous waste, hazardous or toxic substances, pollutants, contaminants, or petroleum in, on, under or about the Property in violation of any Environmental Laws. To the best of Borrower's knowledge, the use which Borrower makes and intends to make of the Property will not result in the deposit or other release of any hazardous or toxic substances, solid waste, pollutants, contaminants or petroleum on, to or from the Property, in violation of any Environmental laws.

          (iv) To the best of Borrower's knowledge, there have been no material Environmental Claims made or delivered to, pending or served on, or anticipated by Borrower or Borrower's agents (i) issued by any governmental department or agency having jurisdiction over the Property or the activities or operations at the Property, or (ii) issued or claimed by any third party relating to the Property or the activities or operations at the Property.

     .18  Margin Stock. The Borrower and its Subsidiaries are not engaged
          ------------
          principally or as one of their important activities in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No Loan will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or for any other purpose which would violate or be inconsistent with any of the regulations of the Board of Governors of the Federal Reserve System.

     .19  Intentionally Omitted.
          ---------------------

     .20  Full Disclosure. Neither this Agreement nor any other document,
          ---------------
          certificate or statement furnished to the Administrative Agent by or on behalf of the Borrower or any Subsidiary pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Borrower which materially and adversely affects the business, property, assets, financial condition, results of operations or prospects of the Borrower or any Subsidiary which has not been set forth in the Loan Documents or in the other documents, certificates and statements (financial or otherwise including, without limitation, all reports filed by the Borrower with the Securities and Exchange Commission pursuant to the Securities and Exchange Act of 1934, as amended, and all press releases issued by the Borrower) furnished to the Administrative Agent by or on behalf of the Borrower or any Subsidiary prior to or on the date hereof in connection with the transactions contemplated hereby.


     .21  Intellectual Property. Except as set forth on Schedule 3.21, the
          ---------------------                         -------------
          Borrower and each of its Subsidiaries own, are licensed or otherwise possess the right to use all patents, patent rights, trademarks, trade names, service marks, copyrights, intellectual property, technology, know-how and processes necessary for the conduct of their respective business, as currently conducted, that are material to the condition (financial or otherwise), business or operations of the Borrower on a Consolidated basis.

ARTICLE 113. AFFIRMATIVE COVENANTS

     From the date hereof and thereafter until the termination of the Commitment and until the Loans and the other Obligations of the Borrower hereunder are paid in full, the Borrower agrees, for the benefit of the Agent and the Lenders, that it will comply with each of the following affirmative covenants:

     .1   Use of Proceeds. The Loans shall be used by the Borrower for general
          ---------------
          working corporate purposes including mergers and acquisitions permitted hereunder.

     .2   Delivery of Financial Statements and Other Information. During the
          ------------------------------------------------------
          term hereof, the Borrower shall deliver or cause to be delivered to the Administrative Agent for redelivery to the Lenders the following financial statements and other information:

     .2a  Financial Statements. The Borrower shall:
          --------------------

          (i) Furnish each Lender within forty-five (45) days after the end of each fiscal quarter internally prepared financial statements of Borrower with respect to such calendar quarter, which financial statements will: (a) include the Form 10-Q or Form 10-QSB filed by Borrower with the Securities and Exchange Commission; (b) be in reasonable detail and in form reasonably satisfactory to Lender, (c) be accompanied by a Compliance Certificate, (d) include a balance sheet as of the end of such period, an income statement for such period and a statement of cash flows for such period, (e) include prior year comparisons and (f) be on a consolidating and consolidated basis for Borrower and its Subsidiaries.

          (ii) Furnish each Lender within ninety (90) days after the end of each fiscal year of Borrower annual audited financial statements which will: (a) include the Form 10-K or Form 10-KSB filed by Borrower with the Securities and Exchange Commission; (b) include a balance sheet as of the end of such year, an income statement for such year, and a statement of cash flows for such year; (c) be on a consolidated basis with Borrower, its

                  Subsidiaries, if any, and any entity into which Borrower's financial information is consolidated in accordance with generally accepted accounting principles; (d) be accompanied by a Compliance Certificate, and (e) contain the unqualified opinion of an independent certified public accountant acceptable to Required Lenders and its examination will have been made in accordance with generally accepted auditing standards. In addition, Borrower will provide to each Lender with the foregoing audited statements, internally prepared consolidating statements for Borrower, and its Subsidiaries.

     .2b  Intentionally Omitted.
          ---------------------

     .2c  Other Reports, Information and Notices. The Borrower:
          --------------------------------------

          (i) promptly after any Authorized Officer of the Borrower has learned of the occurrence or existence of a Default, an Event of Default, an event or set of circumstances which has had or which is reasonably likely to have a Material Adverse Effect or which has caused or which is reasonably likely to cause a Material Adverse Change, or any Reportable Event or Prohibited Transaction shall deliver telephonic or written (including a copy of a press release issued by the Borrower) notice thereof to the Administrative Agent for redelivery to the Lenders, specifying the details thereof, the anticipated effect thereof and the action which the Borrower has taken, is taking or proposes to take with respect thereto, which notice shall be promptly confirmed in writing within five (5) days by an Authorized Officer; and

          (ii) promptly deliver to the Administrative Agent for redelivery to the Lenders, notice of and any other information reasonably requested by the Administrative Agent from time to time relating to planned or actual acquisitions by the Borrower or any Subsidiary, by purchase, lease or otherwise, of all or substantially all of the assets of, or a Controlling interest in, any Person.

     .2d  Additional Information; Visitation. The Borrower shall promptly
          ----------------------------------
          deliver to the Administrative Agent for redelivery to the Lenders such additional financial statements, reports, financial projections and other information, whether or not financial in nature, as the Administrative Agent may reasonably request from time to time. The Borrower will permit the Lenders and their designated employees and Agent to have access at Lender's cost, at any time and from time to time, upon five (5) Business Days prior notice and during normal business hours, to visit any of the properties of the Borrower and its Subsidiaries, to examine and make copies of their respective books of record and account and such reports and returns as the Borrower and its Subsidiaries may file with any Governmental Authority and discuss their respective affairs and accounts with, and be advised about them by, any Authorized Officer and the Borrower's internal accountants.

     .3   Preservation of Existence; Qualification. At its own cost and expense,
          ----------------------------------------
          the Borrower shall and shall cause each Subsidiary, except as set forth in Section 5.4, to do all things necessary to preserve and keep in full force and effect their respective corporate existences and qualifications under the laws of the state of their respective formation and each state where, due to the nature of their respective activities or the ownership of their respective properties, qualification to do business is required and where the failure to be so qualified would have a Material Adverse Effect.

     .4   Compliance with Laws, Contracts and Licenses. The Borrower shall and
          --------------------------------------------
          shall cause its Subsidiaries to comply in all material respects with all applicable Governmental Rules. The Borrower shall and shall cause its Subsidiaries to comply with all material provisions of each material contract and agreement to which they are parties. The Borrower shall and shall cause its Subsidiaries to maintain in full force and effect all Governmental Approvals and other material agreements which are necessary or advisable for the conduct of their respective businesses in compliance with all applicable Governmental Rules.

     .5   Continuance of Business. The Borrower shall and shall cause its
          -----------------------
          Subsidiaries to do or cause to be done all things reasonably necessary to preserve and keep in full force and effect all permits, rights and privileges necessary for the proper conduct of their respective businesses.

     .6   Accounting System; Books and Records. The Borrower shall and shall
          ------------------------------------
          cause its Subsidiaries to maintain a system of accounting established and administered in accordance with GAAP consistently applied and will cause its Subsidiaries to set aside on their books all such proper reserves as shall be required by GAAP (provided that, in the case of foreign Subsidiaries, such books and records shall be maintained in accordance with generally accepted accounting principles as established in the applicable jurisdiction which shall, in any event, be sufficient to permit the Borrower to prepare Consolidated financial statements in accordance with GAAP). The Borrower shall and shall cause its Subsidiaries to maintain proper books of record and account in accordance with GAAP in which full, true and correct entries shall be made of all of their respective properties and assets and their respective dealings and business affairs.

     .7   Payment of Taxes and Other Liabilities. The Borrower shall and shall
          --------------------------------------
          cause its Subsidiaries to promptly pay and discharge all obligations, accounts and liabilities which are owed by them, to which they are subject or which are asserted against them, including but not limited to all taxes, assessments and governmental charges and levies upon them or upon any of their respective income, profits or property prior to the date on which penalties attach thereto; provided, however, that
                                                         --------  -------
          for purposes of this Agreement, the Borrower and its Subsidiaries shall not be required to pay any tax, assessment, charge or levy (i) the payment of which is being contested in good faith by appropriate and lawful proceedings diligently conducted and (ii) as to which the Borrower or the affected Subsidiary shall have set aside on its books reserves for such claim as are determined to be adequate by the application of GAAP consistently applied, but only to the extent that failure to discharge any such liabilities would not result in any additional liability which would have a Material Adverse Effect; and provided, further, that the Borrower shall pay and shall
                      --------  -------
          cause its Subsidiaries to pay all such contested liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

     .8   Insurance. The Borrower shall and shall cause its Subsidiaries to
          ---------
          maintain at all times adequate insurance to the satisfaction of the Administrative Agent with financially sound and reputable insurers acceptable to the Administrative Agent, in its sole but reasonable judgment, against such risks of loss as are customarily insured against and in amounts customarily carried by Persons owning, leasing or operating similar properties, including, but not limited to, fire and theft and extended coverage insurance in an amount at least equal to the total full insurable value of their respective insurable property. The Borrower shall and shall cause its Subsidiaries to be adequately insured at all times against liability on account of injury to persons or property and to comply with the insurance provisions of all applicable workers' compensation and similar laws and will effect all such insurance under valid and enforceable policies with insurers satisfactory to the Administrative Agent, in its sole but reasonable judgment.

     .9   Maintenance of Properties. The Borrower shall and shall cause its
          -------------------------
          Subsidiaries to maintain, preserve, protect and keep their respective material properties and assets in good repair, working order and condition (ordinary wear and tear excepted), and make all necessary and proper repairs, renewals and replacements so that their business carried on in connection therewith may be properly and advantageously conducted at all times.

     .10  Plans and Benefit Arrangements. The Borrower shall, and shall cause
          ------------------------------
          each ERISA Affiliate to, comply in all material respects with ERISA, the Internal Revenue Code and all other Governmental Rules which are applicable to Plans and Benefit Arrangements.

     .11  Environmental Indemnification. The Borrower shall defend and indemnify
          -----------------------------
          the Agent and the Lenders and hold each harmless from and against all loss, liability, damage, expense, claims, costs, fines, penalties, assessments (including interest on any of the foregoing) and reasonable attorneys' fees, suffered or incurred by the Agent or the Lenders which arise, result from or in any way relate to a breach or violation by the Borrower or any other Loan Party of any Environmental Law, either prior to or subsequent to the date hereof, including the assertion or imposition of any Lien on the Borrower's or its Subsidiaries' assets, or which relate to or arise out of an Environmental Claim, except to the extent that the subject of indemnification is caused by or arises out of the gross negligence or willful misconduct of Administrative Agent or Lenders, or any of their respective agents or employees. The Borrower's obligations hereunder shall survive the termination of this Agreement and the repayment of the Obligations.

     .12  Intentionally Omitted.
          ---------------------

     .13  Subsidiaries Becoming Guarantors. The Borrower promptly shall cause
          --------------------------------
          each Subsidiary which becomes a Subsidiary after the Closing Date to execute and deliver to the Administrative Agent a Guaranty Agreement. In addition, Borrower will not permit or suffer assets having a fair market value in excess of $50,000 to be held by GIBT Ltd. or LSI Industries Foreign Sales Corporation unless GIBT Ltd. and/or LSI Industries Foreign Sales Corporation as the case may be, delivers a Guaranty of the Obligations to Lender.

ARTICLE 114. NEGATIVE COVENANTS

     From the date hereof and thereafter until the termination of the Commitment and until the Loans and the other Obligations of the Borrower hereunder are paid in full, the Borrower agrees, for the benefit of the Agent and the Lenders, that it will comply with each of the following negative covenants:

     .1   Indebtedness. The Borrower shall not and shall not permit its
          ------------
          Subsidiaries to create, incur, assume or permit to exist or remain outstanding any Indebtedness, except for:

          (i)     Any Indebtedness owed by the Borrower to the Lenders;

          (ii) Consolidated Indebtedness of the Borrower and its Subsidiaries existing on the Closing Date to remain outstanding and unpaid after the Closing Date and listed on Schedule 5.1 and any
                                                       ------------
                  extensions, renewals or refinancings thereof, in outstanding principal amounts not greater than those shown on Schedule
                                                                    --------
                  5.1;
                  ---

          (iii) Rental and lease payments for real or personal property whose aggregate annual rental payments would exceed $5,000,000 in the aggregate for Borrower and Guarantors combined when added to their combined rental or lease agreements existing on the date hereof;

          (iv)    Indebtedness secured by Permitted Liens;

          (v) Indebtedness assumed by Borrower in connection with merger and acquisition activities permitted hereunder that do not exceed $15,000,000 in the aggregate outstanding at any one time or that are satisfied by Borrower at the time of the closing of the related merger or acquisition.

     .2   Liens; Negative Pledge. The Borrower shall not and shall not permit
          ----------------------
          its Subsidiaries to create, assume, incur or suffer to exist any Lien upon any of their respective assets and properties, whether tangible or intangible, whether now owned or in existence or hereafter acquired or created and wherever located, nor acquire nor agree to acquire any assets or properties subject to a Lien, except for Permitted Liens. The Borrower shall not and shall not permit its Subsidiaries to make or enter into any agreement (other than agreements with the Administrative Agent for the benefit of the Agent and the Lenders) for the benefit of any Person not to grant Liens, except for such agreements existing on the date hereof and relating to the Liens set forth in Schedule 1.1 and the
                                                        ------------
          Indebtedness set forth on Schedule 5.1.
                                    ------------

     .3   No Limitation on Dividends and Distributions. The Borrower shall not
          --------------------------------------------
          permit its Subsidiaries to enter into or otherwise be bound by any agreement not to pay dividends to the Borrower.

     .4   Liquidations, Mergers, Consolidations, Etc. The Borrower shall not and
          -------------------------------------------
          shall not permit its Subsidiaries to dissolve, liquidate or wind up their respective affairs, or become a party to any merger or consolidation; provided, however, (a) GIBT Ltd. and LSI Industries
                         --------  -------
          Foreign Sales Corporation may be liquidated and (b) any Subsidiary may merge into or consolidate with any other Subsidiary and any Subsidiary may merge into or consolidate with the Borrower, with the Borrower being the surviving Person; and provided, further, the Borrower or any
                                          --------  -------
          Subsidiary may merge or consolidate with any other Person which is not a Subsidiary so long as (i) the Borrower or such Subsidiary, as the case may be, is the surviving Person, (ii) at the time of such merger or consolidation, no Default or Event of Default hereunder has occurred and is continuing; (iii) such merger or consolidation shall not itself cause there to be a Default or Event of Default hereunder;
          (iv) such merger or acquisition is related to lines or areas of business not substantially different from the business or activities in which Borrower or such Subsidiary is presently engaged; and (v) for any such merger or acquisition involving the expenditure of consideration having a value of $20,000,000 by Borrower (including the assumption of liabilities), Borrower provides prior written notice to Agent and demonstrates to Agent, that such merger or acquisition will not cause Borrower to violate any term of this Agreement.

     .5   Dispositions of Assets. The Borrower shall not and shall not permit
          ----------------------
          its Subsidiaries to sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of their respective properties or assets, whether tangible or intangible, except for (i) sales, conveyances, assignments, leases or transfers in the ordinary course of their respective businesses (ii) the sales, conveyances, assignments, leases or transfers of assets which are obsolete, of immaterial value, or no longer utilized in the business of the Borrower and (iii) sales conveyances, assignments, leases or transfers not covered by items (i) or (ii) above, provided that the aggregate proceeds of all such sales, transfers or other dispositions permitted by this item (iii) shall not exceed, on the aggregate in any one Fiscal Year of the Borrower $5,000,000.

     .6   Financial Covenants.
          -------------------

          (a)  Net Worth. At the end of each Fiscal Quarter hereunder, the
               ---------
               Borrower shall maintain Consolidated Tangible Net Worth greater than or equal to the sum of $57,000,000 plus (i) an amount equal
                                                       ----
               to 50% of the Borrower's Consolidated net income (if positive) for each Fiscal Quarter ending after September 30, 2000 plus (ii)
                                                                       ----
               one hundred percent (100%) of the Net Proceeds of each Equity Offering occurring after the Closing Date.

          (b)  Leverage Ratio. At the end of each Fiscal Quarter hereunder, the
               --------------
               Borrower's Leverage Ratio shall not be more than 2.00 to 1.00.

ARTICLE 115. CONDITIONS TO MAKING ADVANCES

     .1   All Loans and Letters of Credit. The obligation of the Lenders to
          -------------------------------
          make each Loan and the Issuing Bank to issue each Letter of Credit is subject to the satisfaction of each of the following conditions precedent:

     .1a  Request for Loan or Letter of Credit. Receipt by (i) the
          ------------------------------------
          Administrative Agent, as to each Loan, of a request substantially in the form delivered in connection with the Closing and satisfying the requirements of Section 2.1 and (ii) by the Issuing Bank, as to each Letter of Credit, of an Application for Letter of Credit. No such request will be required for a Swingline Loan.

     .1b  No Default or Event of Default. The Borrower shall have performed and
          ------------------------------
          complied with all agreements and conditions herein required to be performed or complied with by it prior to any Loan or Letter of Credit being made or issued and, at the time such Loan or Letter of Credit is made or as a result of making such Loan or issuing such Letter of Credit, no Default or Event of Default has occurred and is continuing or will be caused by the making of such Loan or issuing such Letter of Credit.

     .1c  Representations Correct. The representations and warranties contained
          -----------------------
          in Article 3 hereof and otherwise made in writing by or on behalf of the Borrower in connection with the transactions contemplated by the Loan Documents shall be (i) correct when made and (ii) correct in all material respects at the time of each Loan.

     .1d  No Material Adverse Change. At the time of making such Loan or issuing
          --------------------------
          such Letter of Credit, no Material Adverse Change has occurred and is continuing.

Each request for a Loan or a Letter of Credit, whether made orally or in writing, shall be deemed to be, as of the time made, a representation and warranty by the Borrower as to the accuracy of the matters set forth in Sections 6.1b, 6.1c and 6.1d.

     .2   Initial Loan. The obligation of the Lenders to make the first Loan is
          ------------
          subject to the satisfaction of each of the following conditions precedent, each of which must be satisfactory to the Agent and the Lenders, in addition to the applicable conditions precedent set forth in Section 6.1:

     .2a  Credit Agreement. Receipt by the Administrative Agent of fully
          ----------------
          executed counterparts of this Agreement.

     .2b  Schedules to Credit Agreement. Receipt by the Administrative Agent of
          -----------------------------
          all schedules to this Agreement and the other Loan Documents prepared by the Borrower, in form and substance satisfactory to the Administrative Agent.


     .2c  Notes. Receipt by the Administrative Agent of each Revolving Credit
          -----
          Note executed by the Borrower payable to the applicable Lender in the amount of such Lender's Commitment.

     .2d  Guaranty Agreements. Receipt by the Administrative Agent of Guaranty
          -------------------
          Agreements executed by each of the Guarantors.

     .2e  Corporate Documents for Borrower. Receipt by the Administrative Agent
          --------------------------------
          of the following corporate documents for the Borrower:

          (i) resolutions of the board of directors, in form and substance reasonably satisfactory to the Administrative Agent, authorizing the execution of the Loan Documents to be executed by the Borrower and the performance by the Borrower pursuant thereto, certified by the secretary of the Borrower as being true, correct, complete and in effect; and

          (ii) an incumbency certificate for the Borrower, showing the names of the officers of the Borrower, their titles and containing their true signatures.

     .2f  Corporate Documents for Guarantors. Receipt by the Administrative
          ----------------------------------
          Agent of the following corporate documents for each Guarantor.

          (i) resolution of the board of directors, in form and substance satisfactory to the Administrative Agent, authorizing the execution of the Loan Documents to which such Guarantor is a party and performance by such Guarantor pursuant thereto, certified by the secretary of such Guarantor as being true, correct complete and in effect; and

          (ii) an incumbency certificate for such Guarantor showing the names of the officers of such Guarantor, their titles and containing their true signature.

     .2g  Intentionally Omitted.
          ---------------------

     .2h  Request for Initial Loans. Receipt by the Administrative Agent of
          -------------------------
          written instructions addressed to the Administrative Agent and executed by the Borrower, instructing the Administrative Agent as to the disbursement of the Loan to be made on the Closing Date.

     .2i  Adequacy of Legal Matters. All legal matters incident to the Loans and
          -------------------------
          the Loan Documents shall be reasonably satisfactory to the Administrative Agent and its counsel.

     .2j  Opinion of Counsel. Receipt by the Administrative Agent of a
          ------------------
          satisfactory opinion of Keating, Muething & Klekamp, L.L.P., counsel to the Loan Parties, addressed to the Agent and the Lenders. In rendering such opinion, Keating, Muething & Klekamp, L.L.P., may rely on certificates from officers of the Borrower and its Subsidiaries, the Agent and the Lenders as to factual matters on which such opinion is based.

     .2k  Fees. Payment by the Borrower of all Fees which are to be paid on the
          ----
          Closing Date.

ARTICLE 116. EVENTS OF DEFAULT; REMEDIES

     .1   Events of Default. Each of the following events shall constitute an
          -----------------
          Event of Default:

     .1a  Payment Defaults.
          ----------------

          (i)     Payment Defaults Under Loan Documents. The Borrower shall
                  -------------------------------------
                  default in the payment of principal or interest on the Loans when due, or in the payment of any of the Fees, expenses or other amounts due hereunder or under any of the other Loan Documents when due, and such default in payment of interest, principal, Fees, expenses or other amounts shall have continued for a period of five (5) Business Days after such due date.

          (ii)    Payment Defaults Under Other Indebtedness Documents. Any Loan
                  ---------------------------------------------------
                  Party shall default in the payment of any Indebtedness (other than the Obligations owed under this Agreement), which Indebtedness has an aggregate outstanding principal balance of $1,000,000 or more when such payment is due (whether by acceleration or otherwise after) after giving effect to any grace or cure period, or default by any Loan Party in the performance of any term of any agreement or instrument under which any such Indebtedness is created or by which it is governed or evidenced, if the effect of any such default is to cause such Indebtedness to become, or to permit the holder or holders of such Indebtedness (or any Person on behalf of such holder) to declare such Indebtedness, due prior to its expressed maturity;

     .1b  Insolvency, Etc.
          ---------------

          (i)     Involuntary Proceedings. A proceeding shall have been
                  -----------------------
                  instituted in a court having jurisdiction seeking a decree or order for relief in respect of any Loan Party in an involuntary case under the Federal bankruptcy laws, or any other similar applicable Federal or state law, now or hereafter in effect, or for the appointment of a receiver, liquidator, trustee, sequestrator or similar official for such Loan Party or for a substantial part of their respective property, or for the winding up or liquidation of their respective affairs, and such shall remain uncontested for a period of fifteen (15) days or, if contested, remain undismissed or unstayed and in effect for a period of sixty (60) days.

          (ii)    Voluntary Proceedings. Any Loan Party shall institute
                  ---------------------
                  proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under the Federal bankruptcy laws, or any other similar applicable Federal or state law now or hereafter in effect, or shall consent or acquiesce to the filing of any such petition, or shall consent to or acquiesce in the appointment of a receiver, liquidator, trustee, sequestrator or similar official for any Loan Party or for a substantial part of its respective property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or action shall be taken by any Loan Party in furtherance of any of the foregoing.

     .1c  Dissolution; Cessation of Business. Any Loan Party other than GIBT
          ----------------------------------
          Ltd. or LSI Industries Foreign Sales Corporation shall terminate its existence, dissolve, liquidate substantially all of its assets, cease to exist or permanently cease operations except as provided in Section 5.4.

     .1d  Change of Control. The occurrence of a Change of Control.
          -----------------

     .1e  Adverse Judgments. The aggregate amount of unbonded or unstayed final
          -----------------
          judgments against any Loan Party for which no further appellate review exists shall, at any one time, exceed, by $2,000,000 or more, the aggregate amount of insurance proceeds available to pay such judgments.

     .1f  Failure to Comply with Loan Documents. Any Loan Party shall default in
          -------------------------------------
          the due performance or observance of any covenant, condition or provision set forth in this Agreement or any of the other Loan Documents to which it is a party which is not set forth elsewhere in this Section 7.1, and such default described in this item (ii) shall not be remedied to the satisfaction of the Lenders for a period of thirty (30) days after the earlier of (A) such default becoming known to any Authorized Officer or (B) notice of such default being delivered by the Administrative Agent to the Borrower.

     .1g  Misrepresentation. Any representation or warranty made by any Loan
          -----------------
          Party in any Loan Document to which it is a party is untrue in any material respect as of the date made, or any schedule, statement, report, notice, certificate or other writing furnished by the Borrower to the Administrative Agent is untrue in any material respect on the date as of which the facts set forth therein are stated or certified.

     .1h  Invalidity, Etc. of Loan Documents. Any material provision of any Loan
          ----------------------------------
          Document shall at any time for any reason cease to be valid and binding on Loan Party to such Loan Document, or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by any Loan Party or any Governmental Authority, or any Loan Party shall deny that it has any or further liability or obligation under any Loan Document to which it is a party.

     .2   Remedies.
          --------

     .2a  Events of Default Under Sections 7.1b and 7.1c. Upon the occurrence of
          ----------------------------------------------
          an Event of Default set forth in Sections 7.1b and 7.1c, the Commitment and the Letter of Credit Commitment shall automatically terminate, and the Loans, the Revolving Credit Notes, interest accrued thereon and all other Obligations of the Borrower to the Agents, the Lenders and the Issuing Bank shall become immediately due and payable, without the necessity of demand, presentation, protest, notice of dishonor or notice of default, all of which are hereby expressly waived by the Borrower. Thereafter, the Lenders shall have no further obligation to make any additional Loans hereunder nor shall the Issuing Bank have any obligation to issue any additional Letters of Credit. In addition, during any sixty (60)-day period described in
          Section 7.1b(i), the Lenders shall not have any obligation to make any additional Loans hereunder nor shall the Issuing Bank have any obligation to issue any additional Letters of Credit.

     .2b  Remaining Events of Default. Upon the occurrence and during the
          ---------------------------
          continuance of any Event of Default set forth in Sections 7.1a, 7.1d, 7.1e, 7.1f, 7.1g or 7.1h. and after the expiration of any applicable cure period, the Required Lenders may, at their option, declare the Commitment and the Letter of Credit Commitment terminated, and the Loans, the Revolving Credit Notes, interest accrued thereon and all other Obligations of the Borrower to the Agent, the Lenders to be due and payable, without the necessity of demand, presentation, protest, notice of dishonor or notice of default, all of which are hereby expressly waived by the Borrower. After any such declaration, the Lenders shall have no further obligation to make any additional Loans hereunder.

     .2c  Additional Remedies. In addition to the remedies set forth above, upon
          -------------------
          the occurrence of any Event of Default, (i) the Issuing Bank shall have the right to require the Borrower establish with the Issuing Bank and fund a cash collateral account to cash collateralize the Stated Amount of each outstanding Letter of Credit, and (ii) the Agents, the Lenders and the Issuing Bank shall have all of the rights and remedies granted to them under this Agreement and the other Loan Documents and all other rights and remedies granted by law to creditors.

     .2d  Exercise of Remedies; Remedies Cumulative. No delay on the part of the
          -----------------------------------------
          Agent, the Lenders or failure by the Agent and the Lenders to exercise any power, right or remedy under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any power, right or remedy or any abandonment or discontinuance of steps to enforce such right, power or remedy preclude other or further exercises thereof, or the exercise of any other power, right or remedy. The rights and remedies in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights or remedies (including, without limitation, the right of specific performance) which the Agent and the Lenders would otherwise have.

ARTICLE 117. ADMINISTRATIVE AGENT.

     .1   Appointment and Grant of Authority. Each of the Lenders hereby
          ----------------------------------
          appoints PNC Bank, and PNC Bank hereby agrees to act as, the Administrative Agent under this Agreement, the Revolving Credit Notes and the other Loan Documents. As such Agent, the Agent shall have and may exercise such powers under this Agreement as are specifically delegated to them in their respective capacities, by the terms hereof, of the Revolving Credit Notes or of the other Loan Documents, together with such other powers as are incidental thereto. Without limiting the foregoing, the Administrative Agent, on behalf of the Lenders, is authorized to execute all of the Loan Documents (other than this Agreement) and to accept all of the Loan Documents and all other agreements, documents or instruments reasonably required to carry out the intent of the parties to this Agreement.

     .2   Non-Reliance on Agent. Each Lender agrees that it has, independently
          ---------------------
          and without reliance on the Agent and based on such documents and information as it has deemed appropriate, made its own credit analysis and evaluation of the Loan Parties and their operations and independently made its own decision to enter into this Agreement. Each Lender further agrees that it will, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. Except as otherwise provided herein, the Agent shall have no duty to keep the Lenders informed as to the performance or observance by the Loan Parties of this Agreement or the other Loan Documents, nor shall the Agent be required to inspect the properties or books of the Loan Parties. The Agent, in the absence of gross negligence or willful misconduct, shall not be liable to any Lender for any failure to relay or furnish to such Lender any information. The preceding provisions of this Section 8.2 to the contrary notwithstanding, the Administrative Agent shall notify each of the Lenders as soon as practicable after it receives a notice of an Event of Default from the Borrower.

     .3   Responsibility of Agent and Other Matters.
          -----------------------------------------

     .3a  Ministerial Nature of Duties. As among the Lenders and the Agent, the
          ----------------------------
          Agent shall have no duties or responsibilities except those expressly set forth in this Agreement, the Revolving Credit Notes or in the other Loan Documents, and those duties and responsibilities shall be subject to the limitations and qualifications set forth in this
          Article 8. The duties of the Agent shall be ministerial and administrative in nature.

     .3b  Limitation of Liability. As among the Lenders and the Agent, neither
          -----------------------
          the Agent nor any of their respective directors, officers, employees or Agent shall be liable for any action taken or omitted (whether or not such action taken or omitted is within or without the Agent' respective responsibilities and duties expressly set forth in this Agreement) under or in connection with this Agreement or any other instrument or document in connection herewith except for gross negligence or willful misconduct. Without limiting the foregoing, neither the Agent nor any of their respective directors, officers or employees shall be responsible for, or have any duty to examine (i) the genuineness, execution, validity, effectiveness, enforceability, value or sufficiency of (A) this Agreement, the Revolving Credit Notes or any of the other Loan Documents or (B) any other document or instrument furnished pursuant to or in connection with this Agreement,
          (ii) the collectibility of any amounts owed by the Borrower to the Lenders, (iii) the truthfulness of any recitals, statements, representations or warranties made to the Agent or the Lenders in connection with this Agreement, (iv) any failure of any party to this Agreement to receive any communication sent, including any telegram, teletype, electronic data transmission, facsimile transmission or telephone message or any writing, application, notice, report, statement, certificate, resolution, request, order, consent letter or other instrument or paper or communication entrusted to the mails or to a delivery service, or (v) the assets, liabilities, financial condition, results of operations or business, or creditworthiness of the Borrower or any Guarantor.

     .3c  Reliance. The Agent shall be entitled to act, and shall be fully
          --------
          protected in acting upon, any telegram, teletype, electronic data transmission, facsimile transmission or any writing, application, notice, report, statement, certificate, resolution, request, order, consent, letter or other instrument, paper or communication believed by the Agent in good faith to be genuine and correct and to have been signed or sent or made by a proper Person. The Agent may consult counsel and shall be entitled to act, and shall be fully protected in any action taken in good faith, in accordance with advice given by counsel. The Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by the Agent with reasonable care. The Agent shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the other Loan Documents on the part of the Borrower or any other party thereto.

     .4   Action on Instructions. The Agent shall be required to act and shall
          ----------------------
          be fully protected in so acting and shall be entitled to refrain from acting, and shall be fully protected in refraining from so acting, under this Agreement, the Revolving Credit Notes, the other Loan Documents or any other instrument or document executed or delivered in connection herewith or therewith, in accordance with written instructions from the Required Lenders or, in the case of the matters set forth in items (i) through
          (vii) of Section 9.2, from all of the Lenders.

     .5   Indemnification. To the extent the Borrower does not reimburse and
          ---------------
          save harmless the Agent according to the terms hereof for and from all costs, expenses and disbursements in connection herewith, such costs, expenses and disbursements shall be borne by the Lenders ratably in accordance with their respective Commitment Percentages. Each Lender hereby agrees on such basis (i) to reimburse the Agent for such Lender's pro rata share of all such reasonable costs, expenses and disbursements on request and (ii) to the extent of each such Lender's pro rata share, to indemnify and save harmless the Agent against and from any and all losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, other than as a consequence of gross negligence or willful misconduct on the part of the Agent, arising out of or in connection with (i) this Agreement, the Revolving Credit Notes, the other Loan Documents or any other agreement, instrument or document executed or delivered in connection herewith or therewith, or (ii) any action taken at the request of the Required Lenders or all of the Lenders hereunder, as the case may be, including without limitation the reasonable costs, expenses and disbursements in connection with defending themselves against any claim or liability, or answering any subpoena or other process related to the exercise or performance of any of their powers or duties under this Agreement, the other Loan Documents, or any of the other agreements, instruments or documents executed or delivered in connection herewith or the taking or refraining from any action under or in connection with any of the foregoing.

     .6   Agent's Rights as a Lender. With respect to the Commitments of the
          -------------------------
          Agent as a Lender hereunder, and any Loans of the Agent under this Agreement, the other Loan Documents and any other agreements, instruments and documents delivered pursuant hereto and any other amounts due to the Agent under this Agreement, the Agent shall have the same rights and powers, duties and obligations under this Agreement, the Revolving Credit Notes, the other Loan Documents or other agreement, instrument or document as any Lender and may exercise such rights and powers and shall perform such duties and fulfill such obligations as though it were not an Agent hereunder. The Agent may accept deposits from, lend money to, and generally engage, and continue to engage, in any kind of business with the Borrower as if it were not an Agent hereunder.

     .7   Payment to Lenders. Promptly after receipt from the Borrower of any
          ------------------
          principal repayment of the Loans, interest due on the Loans and any Fees owing to the Lenders or other amounts due under any of the Loan Documents (except for such amounts which are payable for the sole account of any Lender or the Agent), the

          Administrative Agent shall distribute to each Lender that Lender's share of the funds so received.

     .8   Pro Rata Sharing. All interest and principal payments on the Loans,
          ----------------
          Letter of Credit Fees and all Unused Fees are to be divided pro rata among the Lenders in accordance with their respective Commitment Percentages. Any sums obtained from the Borrower by any Lender by reason of the exercise of its rights of set-off, banker's lien or in collection shall be shared (net of costs) pro rata among the Lenders on the basis of the principal amount of Loans outstanding. Nothing in this Section 8.8 shall be deemed to require the sharing among the Lenders of collections specifically relating to, or of the proceeds of any collateral securing, any other Indebtedness of the Borrower to any Lender.

     .9   Successor Agent.
          ---------------

     .9a  Resignation of Agent. The Agent may resign as Agent hereunder by
          --------------------
          giving ninety (90) days prior written notice to the Lenders and the Borrower. If such notice shall be given, the Lenders shall appoint a successor agent for the Lenders, during such ninety (90) day period, which successor agent shall be reasonably satisfactory to the Borrower, such consent not to be unreasonably withheld, to serve as agent hereunder and under the several Loan Documents. If at the end of such ninety (90) day period, the Lenders have not appointed such a successor, the resigning Agent shall use reasonable commercial efforts to procure a successor reasonably satisfactory to the Lenders and the Borrower, to serve as a successor agent for the Lenders hereunder and under the several Loan Documents; and the resigning Agent shall continue to serve as Agent until a successor Agent is appointed, but not longer than an additional one hundred twenty (120) days. Any such successor agent shall succeed to the rights, powers and duties of the resigning Agent.

     .9b  Rights of the Former Agent. Upon the appointment of such successor
          --------------------------
          agent or upon the expiration of such ninety (90) day period (or any longer period to which the resigning Agent has agreed), the resigning Agent's rights, powers and duties hereunder shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After any resigning Agent's resignation hereunder as an Agent hereunder, the provisions of this Article 8 shall inure to the benefit of such retiring Agent as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

ARTICLE 118. GENERAL PROVISIONS

     .1   Set-Off. If the unpaid principal amount of the Revolving Credit Notes,
          -------
          interest accrued on the unpaid principal amount of the Revolving Credit Notes or other amount owing by the Borrower under this Agreement, the Revolving Credit Notes or the other Loan Documents shall have become due and payable (at maturity, by acceleration or otherwise), each Lender will have the right, in addition to all other rights and remedies available to it, to set-off against and to appropriate and apply to such due and payable amounts any debt owing to, and any other funds held in any manner for the account of, the Borrower by such Lender including, without limitation, all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credit, or otherwise) now or in the future maintained by the Borrower with such Lender (but excluding in any event accounts held by such Lender in a fiduciary capacity or as trustee, such as Borrower's 401(k) Plan account). The Borrower consents to and confirms the foregoing arrangements and confirms each Lender's right of banker's lien and set-off. Nothing in this Agreement will be deemed a waiver or prohibition of or restriction on each Lender's rights of banker's lien or set-off.

     .2   Amendments and Waivers. Subject to the remaining provisions of this
          ----------------------
          Section 9.2, the Agent, the Lenders and the Borrower may, from time to time, enter into amendments, extensions, renewals, modifications, supplements and replacements to and of this Agreement, the Revolving Credit Notes or the other Loan Documents and the Lenders or the Required Lenders, as the case may be, may, from time to time, waive compliance with a provision thereof. No amendment, renewal, modification, extension, supplement, replacement or waiver of any provision of the Agreement, the Revolving Credit Notes or the other Loan Documents or consent to any departure therefrom by the Borrower shall be effective unless it is in writing and is signed by the Required Lenders (or the Administrative Agent with the written consent of the Required Lenders), and then such waiver or consent shall be effective only for the specific instance and for the specific purpose for which it is given; provided, however, that no amendment, renewal,
                                 --------
          modification, waiver or consent, unless in writing and signed by all of the Lenders (or the Administrative Agent with the written consent of all of the Lenders), shall do any of the following:

          (i) increase the Commitment of any Lender or subject any Lender to any additional obligations hereunder;

          (ii) except for changes permitted by Subsection 2.1f hereof or changes made pursuant to an Assignment and Assumption Agreement, change any Lender's Commitment Percentage or the aggregate or individual unpaid principal amount of the Revolving Credit Notes, or forgive the payment of the principal or interest payable on the Revolving Credit Notes;

          (iii)   decrease the interest rate relating to the Loans;

          (iv) postpone any date fixed for any payment of principal of or interest on the Loans, the Letter of Credit Fee, the Unused Fee or any other obligations of the Borrower to the Lenders set forth in Article 2;

          (v)     reduce the Unused Fee or the Letter of Credit Fee;

          (vi) amend the definition of the term "Required Lenders" or amend or waive the provisions of Section 8.8 or this Section 9.2; or

          (vii)   release all or substantially all the Guaranties.

Any such supplemental agreement shall apply equally to the Borrower and each of the Lenders and shall be binding upon the Borrower, the Lenders, the Agent and all future holders of the Revolving Credit Notes. In the case of any waiver, the Borrower, the Lenders and the Agent shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Event of Default, or impair any right consequent thereon.

     .3   Taxes. The Borrower shall pay any and all stamp, document, transfer
          -----
          and recording taxes, filing fees and similar impositions payable or hereafter reasonably determined by the Administrative Agent to be payable in connection with this Agreement, the other Loan Documents and any other documents, instruments and transactions pursuant to or in connection with any of the Loan Documents other than for any tax which is measured on each Lender's net income. The Borrower agrees to save the Lenders harmless from and against any and all present and future claims or liabilities with respect to, or resulting from, any delay in paying or failure to pay any such taxes or similar impositions (other than taxes or similar impositions remitted by the Borrower to a Lender and which such Lender fails to pay in a timely or appropriate manner). The obligations of the Borrower pursuant to this
          Section 9.3 shall survive the termination of this Agreement and the repayment of the Obligations.

     .4   Expenses. The Borrower shall pay:
          --------

          (i) All (A) reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Agreement, the other Loan Documents, and any and all other documents and instruments prepared in connection herewith, including the Administrative Agent's legal fees and expenses in connection therewith, and (B) reasonable costs and expenses of the Administrative Agent (including but not limited to reasonable fees and expenses of the Administrative Agent's counsel) in connection with all amendments, waivers, consents and other documents and instruments prepared or entered into from time to time in connection with this Agreement and the other Loan Documents, after the Closing Date; and

          (ii) All reasonable costs and expenses of the Agent and the Lenders (including without limitation the reasonable fees and disbursements of each such Person's counsel) in connection with (A) the enforcement of this Agreement and the other Loan Documents arising pursuant to a breach by Borrower of any of the terms, conditions, representations, warranties or covenants of any Loan Document to which it is a party including without limitation workouts and renegotiations; or (B) defending or prosecuting any actions, suits or proceedings relating to any of the Loan Documents.

All of such costs and expenses shall be payable by the Borrower to the Administrative Agent, upon demand or as otherwise agreed upon by the Administrative Agent and the Lenders, and shall constitute Obligations under this Agreement. The Borrower's obligations to pay such costs and expenses shall survive the termination of this Agreement and the repayment of the Obligations.

     .5   Notices.
          -------

     .5a  Notice to the Borrower.
          ----------------------

                        LSI INDUSTRIES INC.
                        10000 Alliance Road
                        Cincinnati, Ohio 45242
                        Attention:   Ronald S. Stowell, Vice President,
                                     Chief Financial Officer and Treasurer


                With a copy to:

                        Keating, Muething & Klekamp. P.L.L.
                        1400 Provident Tower
                        One East Fourth Street
                        Cincinnati, Ohio 45202
                        Attention:   James M. Jansing, Esq.



     .5b  Notice to the Administrative Agent.
          ----------------------------------

                        PNC Bank, National Association
                        PNC Agency Services
                        One PNC Plaza - 22/nd/ Floor
                        249 Fifth Avenue
                        Pittsburgh, Pennsylvania 15222-2707
                        Attention: Arlene M. Ohler
                        Telephone: (412) 762-3627
                        Facsimile: (412) 762-8672
          with a copy to:

                        PNC Bank, National Association
                        201 East Fifth Street
                        Cincinnati, Ohio 45202
                        Attention: Warren F. Weber
                        Telephone: 513-651-8613
                        Facsimile: 513-651-8951

     .5c  Notice to the Lenders. All notices required to be delivered to the
          ---------------------
          Lenders pursuant to this Agreement shall be sent to the addresses and other information set forth on the signature pages of the Agreement.

     .5d  In General. Any notice, request, demand, direction or other
          ----------
          communication (for purposes of this Section only, a "Notice") to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e., "e-mail") or facsimile transmission or by setting forth such Notice on a site on the World Wide Web (a "Website Posting") if Notice of such Website Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section) in accordance with this Section. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names set forth above or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section.. Any Notice shall be effective:

          (a)  In the case of hand-delivery, when delivered;

          (b) If given by mail, four (4) days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

          (c) In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, a Website Posting or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);

          (d) In the case of a facsimile transmission, when sent to the applicable party's facsimile machine's telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

          (e)  In the case of electronic transmission, when actually received;

          (f) In the case of a Website Posting, upon delivery of a Notice of such posting (including the information necessary to access such site) by another means set forth in this Section; and

          (g) If given by any other means (including by overnight courier), when actually received.

Any Lender giving a Notice to a Loan Party shall concurrently send a copy thereof to the Agent, and the Agent shall promptly notify the other Lenders of its receipt of such Notice.

     .6   Assignments and Participations.

     .6a  Assignments. Subject to the remaining provisions of this Subsection
          -----------
          9.6a, any Lender (a "Transferor Lender"), at any time, in the ordinary course of its commercial banking business and in accordance with applicable law, may sell to one or more financial institutions (individually a "Purchasing Lender"), a portion or all of its rights and obligations under this Agreement and the Revolving Credit Note then held by it, pursuant to an Assignment and Assumption Agreement delivered in connection with the Closing executed by the Transferor Lender, such Purchasing Lender and the Administrative Agent; subject, however to the following requirements:

          (i) Each such assignment must be in a minimum amount of $5,000,000, or, if in excess thereof, in integral multiples of $1,000,000, unless the Transferor Lender's Commitment is less than $5,000,000, in which case such assignment shall be in the full amount of the Transferor Lender's Commitment;

          (ii) During the first ninety (90) days following the Closing Date, each assignment made shall become effective only on a date which coincides with the expiration date of any Euro-Rate Interest Period then in effect, unless the Administrative Agent and the Borrower agree to waive this provision;

          (iii) The Borrower and the Administrative Agent shall consent in writing to each such assignment, which consent shall not be unreasonably withheld; and

          (iv) The Transferor Lender shall pay to the Administrative Agent a $3,500 service fee for each such transfer at the time of each such transfer. In addition, the Transferor Lender or Purchasing Lender shall pay to the Administrative Agent the additional service fees charged by the Administrative Agent attributable to having an additional Lender;

provided, however, the restrictions set forth in item (i) above shall not apply
--------  -------
(x) in the case of an assignment by a Lender to an Affiliate of such Lender or
(y) in the case of any assignment by any Transferor Lender upon the occurrence and during the continuation of an Event of Default;

and provided, further, that upon the occurrence and during the continuance of an
    --------  -------
Event of Default the consent of the Borrower to any assignment shall not be required.

Upon the execution, delivery, acceptance and recording of any such Assignment and Assumption Agreement, from and after the Transfer Effective Date determined pursuant to such Assignment and Assumption Agreement, all parties hereto agree that (a) the Purchasing Lender thereunder shall be a party hereto as a Lender and, to the extent provided in such Assignment and Assumption Agreement, shall have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (b) the Transferor Lender thereunder shall, to the extent provided in such Assignment and Assumption Agreement, be released from its obligations as a Lender under this Agreement. Such Assignment and Assumption Agreement shall be deemed to amend this Agreement (without further action) to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender as a Lender and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such Transferor Lender under this Agreement and its Revolving Credit Note. On or prior to the Transfer Effective Date, the Borrower shall execute and deliver to the Administrative Agent, in exchange for the surrendered Revolving Credit Note held by the Transferor Lender, to the order of such Purchasing Lender in an amount equal to the Commitment or the Loans assumed by it and purchased by it pursuant to such Assignment and Assumption Agreement, and a new Revolving Credit Note payable to the order of the Transferor Lender in an amount equal to the Commitment or the Loans retained by it hereunder.

In addition to the assignments permitted above, any Lender may assign and pledge all or any portion of its Loans and Revolving Credit Note to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank at no extra cost, fee or expense of Borrower. No such assignment shall release the assigning Lender from its obligations and duties hereunder.

     .6b  Assignment Register. The Administrative Agent shall maintain, at its
          -------------------
          address referred to in Subsection 9.3b, a copy of each Assignment and Assumption Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the amount of the Loans owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available at the office of the Administrative Agent set forth in Subsection 9.3b for inspection by either the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     .6c  Participations. Each Lender, in the ordinary course of its commercial
          --------------
          banking business, in accordance with applicable law and with Borrower's prior written consent which consent will not be unreasonably withheld or delayed, may sell to one or more Participants a participating interest in any Loan owing to such Lender, the interest of such Lender in any Revolving Credit Note or the

          Commitment of such Lender. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of its Revolving Credit Note for all purposes under this Agreement and the Borrower, the other Lenders and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement or its Revolving Credit Note.

     .7   Withholding of Income Taxes. At least five (5) Business Days prior to
          ---------------------------
          the first date on which interest or fees are payable hereunder for the account of any Lender or Participant each Lender or Participant that is not incorporated under the laws of the United States or a state thereof shall deliver to the Borrower and the Administrative Agent two
          (2) duly completed copies of United States Internal Revenue Service Form W-9, 4224 or 1001 or other applicable form prescribed by the Internal Revenue Service. Such form shall certify that such Lender or Participant is entitled to receive payments under this Agreement and any applicable Revolving Credit Note without deduction or withholding of any United States Federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty or under United States Internal Revenue Service Form W-8, or another applicable form or a certificate of such Lender or Participant indicating that no such exemption or reduced rate is allowable with respect to such payments. Each Lender or Participant which delivers a Form W-8, W-9, 4224 or 1001 further undertakes to deliver to the Borrower and the Administrative Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably required by the Borrower or the Administrative Agent, either certifying that such Lender or Participant is entitled to receive payments under this Agreement and the Revolving Credit Notes without deduction or withholding of any United States Federal income taxes or is subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Administrative Agent shall be entitled to withhold United States Federal income taxes at the full withholding rate, unless the Lender or Participant establishes an exemption, or at the applicable reduced rate, as established pursuant to the provisions of this Section 9.7.

     .8   Intentionally Omitted.
          ---------------------

     .9   Successors and Assigns. This Agreement shall be binding upon the
          ----------------------
          Borrower, the Agent, the Lenders and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Agent, the Lenders and their respective successors and assigns; provided,
                                                                   --------
          however, that the Borrower shall not assign its rights or duties
          -------
          hereunder or under any of the other Loan Documents without the prior written consent of all of the Lenders and the Lenders shall not assign their interest hereunder except in accordance with Section 9.6 hereof.

     .10  Confidentiality. The Agent and the Lenders shall keep confidential and
          ---------------
          not disclose to any Person, other than to its directors, officers, employees, Affiliates and Agent, and to actual and potential Purchasing Lenders or Participants, all non-public information concerning the Borrower and its Affiliates which comes into the possession of the Agent and the Lenders during the term hereof. Notwithstanding the foregoing, the Agent and the Lenders may disclose information concerning the Borrower (i) in accordance with normal banking practices and such Person's policies concerning disclosure of such information, (ii) pursuant to what any such Person believes to be the lawful requirements or request of any Governmental Authority regulating banks or banking, (iii) as required by Governmental Rule, judicial process or subpoena and (iv) to their respective attorneys, accountants and auditors.

     .11  Severability. Any provision of this Agreement which is prohibited or
          ------------
          unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     .12  Survival. All representations, warranties, covenants and agreements of
          --------
          the Borrower contained herein or in the other Loan Documents or made in writing in connection herewith shall survive the issuance of the Revolving Credit Notes and shall continue in full force and effect so long as the Borrower may borrow hereunder and so long thereafter until payment in full of the Loans, the Revolving Credit Notes and the Obligations is made.

     .13  GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE
          -------------
          GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, EXCEPTING APPLICABLE FEDERAL LAW.

     .14  FORUM. THE PARTIES HERETO AGREE THAT ANY ACTION OR PROCEEDING ARISING
          -----
          OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS TO WHICH THE BORROWER IS A PARTY MAY BE COMMENCED IN THE COURT OF COMMON PLEAS OF HAMILTON COUNTY, OHIO OR IN THE DISTRICT COURT OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF OHIO, AND THE PARTIES HERETO AGREE THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING IN EITHER OF SUCH COURTS SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED PERSONALLY OR BY CERTIFIED MAIL TO THE PARTIES

          AT THEIR ADDRESSES SET FORTH IN SECTION 9.5, OR AS OTHERWISE PROVIDED UNDER THE LAWS OF THE STATE OF OHIO. FURTHER, THE BORROWER HEREBY SPECIFICALLY CONSENTS TO THE PERSONAL JURISDICTION OF THE COURT OF COMMON PLEAS OF HAMILTON COUNTY, OHIO AND THE DISTRICT COURT OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF OHIO AND WAIVES AND HEREBY ACKNOWLEDGES THAT IT IS ESTOPPED FROM RAISING ANY OBJECTION BASED ON FORUM NON CONVENIENS, ANY CLAIM THAT EITHER SUCH COURT LACKS PROPER
          --------------------
          VENUE OR ANY OBJECTION THAT EITHER SUCH COURT LACKS PERSONAL JURISDICTION OVER THE BORROWER SO AS TO PROHIBIT EITHER SUCH COURT FROM ADJUDICATING ANY ISSUES RAISED IN A COMPLAINT FILED WITH EITHER SUCH COURT AGAINST THE BORROWER BY THE AGENT OR THE LENDERS CONCERNING THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR PAYMENT TO THE AGENT OR THE LENDERS. THE BORROWER HEREBY ACKNOWLEDGES AND AGREES THAT THE CHOICE OF FORUM CONTAINED IN THIS SECTION 9.14 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN ANY FORUM OR THE TAKING OF ANY ACTION UNDER THE LOAN DOCUMENTS TO ENFORCE THE SAME IN ANY APPROPRIATE JURISDICTION.

     .15  Non-Business Days. Whenever any payment under any of the Loan
          -----------------
          Documents is due and payable on a day which is not a Business Day, except as otherwise provided in this Agreement, such payment may be made on the next succeeding Business Day, and such extension of time shall in each such case shall be included in computing interest in connection with such payment.

     .16  Integration. This Agreement is the entire agreement among the parties
          -----------
          relating to this financing transaction and it supersedes all prior understandings and agreements, whether written or oral, between the parties hereto relating to the transactions provided for herein.

     .17  Headings. Article, Section, Subsection and other headings used in this
          --------
          Agreement are intended for convenience only and shall not affect the meaning or construction of this Agreement.

     .18  Counterparts. This Agreement and any amendment hereto may be executed
          ------------
          in several counterparts and by each party on a separate counterpart, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute but one and the same instrument. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the other party against whom enforcement is sought.

     .19  WAIVER OF JURY TRIAL. EACH OF THE AGENT, THE LENDERS AND THE BORROWER
          --------------------
          IRREVOCABLY WAIVE ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE AGENT, THE LENDERS AND THE BORROWER EACH ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Credit Agreement to be executed by their respective duly authorized officers as of the date first written above.


                         LSI INDUSTRIES INC.

                         By: /s/ Ronald S. Stowell
                             ---------------------

                         Name: Ronald S. Stowell

                         Title: Vice President, Chief Financial Officer and
                                Treasurer



                         PNC BANK, NATIONAL ASSOCIATION,
                         in its capacity as the Administrative Agent, the Syndication Agent hereunder

                         By: /s/ Warren F.  Weber
                             --------------------

                         Name:  Warren F. Weber

                         Title: Vice President



                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this Agreement by and among LSI INDUSTRIES INC., the Lenders party hereto, PNC BANK, NATIONAL ASSOCIATION, as the Administrative Agent to be executed by its duly authorized officers as of the date first above written.


Commitment:  $30,000,000           PNC BANK, NATIONAL ASSOCIATION


Commitment Percentage:  60%        By: /s/ Warren F. Weber
                                       -------------------
                                   Name:  Warren F. Weber
                                   Title: Vice President

Addresses for notice purposes:

PNC Bank, National Association
Multi-Bank Loan Administration
One PNC Plaza - 4th Floor Annex
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2707
Attention:   Lisa Pierce
Telephone:  412-762-6442
Telecopier: 412-762-8672

PNC Bank, National Association
201 East Fifth Street
Cincinnati, Ohio 45202
               Attention:     Warren F. Weber
Telephone:  513-651-8613
Telecopier: 513-651-8951


                   [SIGNATURES CONTINUED ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this Agreement by and among LSI INDUSTRIES INC., the Lenders party hereto, PNC BANK, NATIONAL ASSOCIATION, as the Administrative Agent to be executed by its duly authorized officers as of the date first above written.

Commitment:  $20,000,000           FIFTH THIRD BANK


Commitment Percentage: 40%         By: /s/ Thomas Partridge
                                       --------------------

                                   Print Name: Thomas Partridge

                                   Title: Vice President


Addresses for notice purposes:

Fifth Third Bank
38 Fountain Square Plaza
Mail Drop 159811
Cincinnati, Ohio 45263
Attention: Thomas Partridge
Telephone:  513-785-3714
Telecopier: 513-785-3723